[GRAPHIC OMITTED]

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                                                        AUGUST 31, 2006
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     ANNUAL REPORT AND SHAREHOLDER LETTER                    INTERNATIONAL
--------------------------------------------------------------------------------
                                                       WANT TO RECEIVE
                                                       THIS DOCUMENT
                                                       FASTER VIA EMAIL?
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                                                       Eligible shareholders can
                                                       sign up for eDelivery at
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                                                       See inside for details.
--------------------------------------------------------------------------------

                                    [LOGO](R)
                               FRANKLIN TEMPLETON
                                   INVESTMENTS

                      Franklin o TEMPLETON o Mutual Series

                              Franklin Templeton Investments

                              GAIN FROM OUR PERSPECTIVE(R)

                              Franklin Templeton's distinct multi-manager structure combines the specialized expertise of three world-class investment management groups--Franklin, Templeton and Mutual Series.

SPECIALIZED EXPERTISE         Each of our portfolio management groups operates
                              autonomously, relying on its own research and staying true to the unique investment disciplines that underlie its success.

                              FRANKLIN. Founded in 1947, Franklin is a recognized leader in fixed income investing and also brings expertise in growth- and value-style U.S. equity investing.

                              TEMPLETON. Founded in 1940, Templeton pioneered international investing and, in 1954, launched what has become the industry's oldest global fund. Today, with offices in over 25 countries, Templeton offers investors a truly global perspective.

                              MUTUAL SERIES. Founded in 1949, Mutual Series is dedicated to a unique style of value investing, searching aggressively for opportunity among what it believes are undervalued stocks, as well as arbitrage situations and distressed securities.

TRUE DIVERSIFICATION          Because our management groups work independently
                              and adhere to different investment approaches, Franklin, Templeton and Mutual Series funds typically have distinct portfolios. That's why our funds can be used to build truly diversified allocation plans covering every major asset class.

RELIABILITY YOU CAN TRUST     At Franklin Templeton Investments, we seek to
                              consistently provide investors with exceptional risk-adjusted returns over the long term, as well as the reliable, accurate and personal service that has helped us become one of the most trusted names in financial services.

--------------------------------------------------------------------------------
 MUTUAL FUNDS | RETIREMENT PLANS | 529 COLLEGE SAVINGS PLANS | SEPARATE ACCOUNTS
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Not part of the annual report |

Contents

SHAREHOLDER LETTER ........................................................    1

ANNUAL REPORT

Templeton Foreign Fund ....................................................    3

Performance Summary .......................................................    8

Your Fund's Expenses ......................................................   13

Financial Highlights and Statement of Investments .........................   15

Financial Statements ......................................................   27

Notes to Financial Statements .............................................   31

Report of Independent Registered Public Accounting Firm ...................   41

Tax Designation ...........................................................   42

Board Members and Officers ................................................   47

Shareholder Information ...................................................   53

--------------------------------------------------------------------------------
Annual Report

Templeton Foreign Fund

YOUR FUND'S GOAL AND MAIN INVESTMENTS: Templeton Foreign Fund seeks long-term capital growth. Under normal market conditions, the Fund invests primarily in the equity securities of companies located outside the U.S., including emerging markets.

--------------------------------------------------------------------------------
PERFORMANCE DATA REPRESENT PAST PERFORMANCE, WHICH DOES NOT GUARANTEE FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, AND YOU MAY HAVE A GAIN OR LOSS WHEN YOU SELL YOUR SHARES. CURRENT PERFORMANCE MAY DIFFER FROM FIGURES SHOWN. PLEASE VISIT FRANKLINTEMPLETON.COM OR CALL 1-800/342-5236 FOR MOST RECENT MONTH-END PERFORMANCE.

--------------------------------------------------------------------------------

GEOGRAPHIC BREAKDOWN
Based on Total Net Assets as of 8/31/06

Europe                                            47.0%
Asia                                              37.3%
North America                                      4.9%
Latin America                                      2.2%
Middle East & Africa                               1.7%
Australia                                          1.7%
Short-Term Investments & Other Net Assets          5.2%

This annual report for Templeton Foreign Fund covers the fiscal year ended August 31, 2006.

PERFORMANCE OVERVIEW

For the 12 months under review, Templeton Foreign Fund - Class A posted a +15.08% cumulative total return. The Fund underperformed its benchmark, the Morgan Stanley Capital International (MSCI) Europe, Australasia, Far East (EAFE) Index, which posted a +24.78% total return for the same period. 1 In line with our long-term investment strategy, we are pleased with our long-term results, as shown in the Performance Summary beginning on page 8. For the 10-year period ended August 31, 2006, Templeton Foreign Fund - Class A delivered a +130.64% cumulative total return, compared with the MSCI EAFE Index's +105.01% cumulative total return for the same period. 1 Please note that index performance information is provided for reference and that we do not attempt to track the index, but rather undertake investments on the basis of fundamental research. You can find more performance data in the Performance Summary beginning on page 8.

ECONOMIC AND MARKET OVERVIEW

Global economic growth remained strong during the 12-month period ended August 31, 2006. However, signs of moderation appeared toward the end of the period primarily due to three factors. Many central banks, including those of the world's three largest economies, continued to tighten monetary policy, thereby reducing the immense liquidity that helped fuel the global recovery that began in 2001. Oil prices remained elevated and reached a historical high during the period. Lastly, the U.S. housing market showed evidence of cooling.

1. Source: Standard & Poor's Micropal. The MSCI EAFE Index is a free float-adjusted, market capitalization-weighted index designed to measure equity market performance in global developed markets excluding the U.S. and Canada. As of 8/31/06, the Fund's Class A 10-year average annual total return not including sales charges was +8.72%, compared with the +7.44% 10-year average annual total return of the MSCI EAFE Index. The index is unmanaged and includes reinvested dividends. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio. Past performance does not guarantee future results.

THE DOLLAR VALUE, NUMBER OF SHARES OR PRINCIPAL AMOUNT, AND NAMES OF ALL PORTFOLIO HOLDINGS ARE LISTED IN THE FUND'S STATEMENT OF INVESTMENTS (SOI). THE SOI BEGINS ON PAGE 20.


                                                               Annual Report | 3

TOP 10 COUNTRIES
Based on Equity Securities
8/31/06

--------------------------------------------------------------------------------
                                                                      % OF TOTAL
                                                                      NET ASSETS
--------------------------------------------------------------------------------
U.K.                                                                       20.1%
--------------------------------------------------------------------------------
Japan                                                                      13.1%
--------------------------------------------------------------------------------
Hong Kong                                                                   8.1%
--------------------------------------------------------------------------------
South Korea                                                                 5.8%
--------------------------------------------------------------------------------
Germany                                                                     5.0%
--------------------------------------------------------------------------------
France                                                                      4.7%
--------------------------------------------------------------------------------
Taiwan                                                                      3.8%
--------------------------------------------------------------------------------
Spain                                                                       3.3%
--------------------------------------------------------------------------------
India                                                                       2.9%
--------------------------------------------------------------------------------
Bermuda                                                                     2.9%
--------------------------------------------------------------------------------

Robust economic expansion sustained strong demand for oil and other commodities, which kept prices high during most of the reporting period. In particular, many industrial metals prices continued to rise at double-digit rates. This contributed to economic growth in countries that are tied to mining and industrial commodities.

Intensified corporate activity, including mergers and acquisitions, as well as leveraged buyouts, continued across many sectors during the period. This was fueled by the strong cash positions many companies built over the past few years with ample cash available at historically low interest rates. In the first half of 2006, the total value of global deals announced was $1.83 trillion, an increase of 43% over the comparable period in 2005.2 Cross-border mergers and acquisitions were about 40% of total deal volume, and European companies were the most active worldwide. 2

In this environment, global equity markets performed strongly, particularly outside the U.S. As of August 31, 2006, the 12-month total return for the MSCI EAFE Index was +24.78%, while the MSCI All Country (AC) World ex USA Index posted a total return of +25.44%. 3 By comparison, the total return for the MSCI USA Index was +8.79% (all returns in U.S. dollars) over the same period. 4

INVESTMENT STRATEGY

Our investment strategy employs a bottom-up, value-oriented, long-term approach. We focus on the market price of a company's securities relative to our evaluation of the company's long-term earnings, asset value and cash flow potential. As we look internationally, we consider specific companies, rather than sectors or countries, while doing in-depth research to construct a bargain list from which we buy. Before we make a purchase, we look at the company's potential for earnings and growth over a five-year horizon.

MANAGER'S DISCUSSION

Among regions, the Fund benefited from strong performance in several Asian countries. For example, the Fund's exposure to India, China and South Korea helped the Fund's performance. The Fund's significant position in Europe also contributed to returns, as the region performed well for the year. The Fund

2. Source: "Merger Machine Keeps Churning out Deals," THE WALL STREET JOURNAL, 7/3/06.

3. Source: Standard & Poor's Micropal. See footnote 1 for a description of the MSCI EAFE Index. The MSCI AC World ex USA Index is a free float-adjusted, market capitalization-weighted index designed to measure equity market performance in global developed and emerging markets excluding the U.S.

4. Source: Standard & Poor's Micropal. The MSCI USA Index is a free float-adjusted, market capitalization-weighted index designed to measure equity market performance in the U.S.


4 | Annual Report
had exposure to several European markets, including the Netherlands, Italy and Spain, which aided performance.

All sectors generated positive returns for the fiscal year, highlighting the broad rise among non-U.S. markets during the period. Several Asian banks, particularly some in Japan and South Korea, were among the largest contributors to Fund performance. For example, the Fund's positions in Japan's Mitsubishi UFJ Financial Group and Sumitomo Mitsui Financial Group, where we were overweighted versus the MSCI EAFE Index, appreciated in value more than 35% and benefited the Fund's relative performance.

The Fund's overweighted position in ING Groep, a leading provider of financial services in Europe, increased in value 54% and helped relative performance. The company enjoyed powerful competitive positions in most of its business areas. In addition, ING used its strong cash flow generation in profitable areas to maintain healthy overall earnings-per-share and dividend-per-share growth rates. In addition, based on our analysis, we believed there were ample opportunities for cost cutting and that the stock's valuation was attractive.

Our position in Hana Financial Group, one of the largest South Korean banks, rose in value during the fiscal year. Hana's share price has increased almost five-fold from its low in 2003 as the company's credit quality improved and contributed to increased earnings. Consistent with our strategy, we invested in Hana, which is not in the benchmark index, due to what we felt was an attractive valuation. At period-end we believed the stock remained relatively cheap because earnings rose sharply during the period.

Shares of Kookmin Bank, South Korea's largest bank, performed well during the period as they rose in value 62%. Kookmin is the country's dominant consumer bank with 25% of retail deposits, 24 million customers and more than 1,100 branches. Kookmin's earnings grew during the past two years, after being in the red in 2003. The bank increased earnings largely because of a decrease in loan losses as a result of significant asset quality improvement.

It is important to recognize the effect of currency movements on the Fund's performance. In general, if the value of the U.S. dollar goes up compared with a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars. This can have a negative effect on Fund performance. Conversely, when the U.S. dollar weakens in relation to a foreign currency, an investment traded in that foreign currency will increase in value, which can contribute to Fund performance. For the 12 months ended August 31, 2006, the U.S. dollar declined in value relative to most non-U.S. currencies. As a result, the Fund's performance was positively affected by the portfolio's investment predominantly in securities with non-U.S. currency exposure. However, one cannot expect the same result in future periods.

TOP 10 CONTRIBUTORS TO
PERFORMANCE
8/31/06

--------------------------------------------------------------------------------
COMPANY
SECTOR/INDUSTRY, COUNTRY
--------------------------------------------------------------------------------
ING Groep NV
  DIVERSIFIED FINANCIAL SERVICES, NETHERLANDS
--------------------------------------------------------------------------------
Amvescap PLC
  CAPITAL MARKETS, U.K.
--------------------------------------------------------------------------------
Kookmin Bank
  COMMERCIAL BANKS, SOUTH KOREA
--------------------------------------------------------------------------------
Shinhan Financial Group Co. Ltd.
  COMMERCIAL BANKS, SOUTH KOREA
--------------------------------------------------------------------------------
Hana Financial Group Inc.
  COMMERCIAL BANKS, SOUTH KOREA
--------------------------------------------------------------------------------
Sumitomo Mitsui Financial Group Inc.
  COMMERCIAL BANKS, JAPAN
--------------------------------------------------------------------------------
Samsung Electronics Co. Ltd.
  SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT, SOUTH KOREA
--------------------------------------------------------------------------------
Mitsubishi UFJ Financial Group Inc.
  COMMERCIAL BANKS, JAPAN
--------------------------------------------------------------------------------
UniCredito Italiano SpA
  COMMERCIAL BANKS, ITALY
--------------------------------------------------------------------------------


                                                               Annual Report | 5

TOP 10 INDUSTRIES
Based on Equity Securities
8/31/06

--------------------------------------------------------------------------------
                                                                      % OF TOTAL
                                                                      NET ASSETS
--------------------------------------------------------------------------------
Commercial Banks                                                           11.6%
--------------------------------------------------------------------------------
Oil, Gas & Consumable Fuels                                                 9.0%
--------------------------------------------------------------------------------
Diversified Telecommunication Services                                      8.0%
--------------------------------------------------------------------------------
Pharmaceuticals                                                             5.9%
--------------------------------------------------------------------------------
Insurance                                                                   5.9%
--------------------------------------------------------------------------------
Real Estate                                                                 5.2%
--------------------------------------------------------------------------------
Media                                                                       5.1%
--------------------------------------------------------------------------------
Diversified Financial Services                                              3.9%
--------------------------------------------------------------------------------
Industrial Conglomerates                                                    3.5%
--------------------------------------------------------------------------------
Wireless Telecommunication Services                                         3.2%
--------------------------------------------------------------------------------

Over the past few years, our research had led us to conclude that many companies in the industrial and basic materials sectors provided stock-price discounts, particularly on a three-to-five year horizon. We invested in many of these companies. Subsequently, an increase in demand for their products and services, and greater interest in these stocks from a broader investor base, led to a gradual reduction in the discounts. Over the past several months, we identified what we considered greater potential for long-term value creation among media and telecommunication services companies; however, over the short term there were some disappointments.

Our overweighted position relative to the MSCI EAFE Index in the telecommunication services sector negatively impacted Fund performance. 5 In general, the telecommunications sector has not experienced much revenue growth. Wireless telecommunication remained better positioned than wireline, according to our analysis, and mobile usage and penetration rates generally increased. The majority of industry weakness was due to secular issues, such as the move to Voice over Internet Protocol (VoIP) and recent regulatory actions.

The U.K.'s Vodafone Group, in the wireless telecommunication services industry, had a negative effect on Fund performance during the period, as its shares fell 16% in value. The European mobile environment was fiercely competitive and will remain tough in the near term, with aggressive pricing packages, especially from the smaller operators, forcing Vodafone to cut prices to maintain market share. Regulatory pressures have also added uncertainty. However, the company's cash return strategy improved as it established a favorable dividend payout policy. In addition, the company unveiled strategies to diversify into new services to maintain subscribers and generate new revenue streams through partnerships with broadband providers.

France Telecom's share price, which declined 25% during the period, was inhibited by severe broadband competition in France, labor issues, and a debt load that remains higher than much of the sector's. However, many analysts believe the dividend could double next year, there is little competition from cable in France, Internet subsidiary Wanadoo is well positioned in the U.K., Spain and the Netherlands, and we think the company's wireless service Orange is one of Europe's most attractive mobile businesses. In addition, we consider France Telecom's valuation among the cheapest in the sector.

Some of the Fund's holdings in Taiwan, which is not part of the MSCI EAFE Index, underperformed the index and hindered relative results. In particular, shares of computers and peripherals company Compal Electronics fell 5% in value during the period despite what we felt was an attractive valuation and

5. The telecommunication services sector comprises diversified telecommunication services and wireless telecommunication services in the SOI.


6 | Annual Report
strong cash flow position. According to our analysis, Taiwan continued to be a very interesting market given the underperformance of the market overall, the low valuation of many companies in the market, and in general, the lack of investor interest.

Check Point Software Technologies, which declined 17% in value during the period, is an Israel-based, NASDAQ-listed company with leading positions in firewall and virtual private network software. Check Point products are sold, integrated and serviced by a network of more than 2,200 Check Point partners in 88 countries. Although the company's stock has traded in a range between $15 and $25 per share for the past four years, we believe the combination of expectations of higher sales through calendar year end, sector mergers and acquisitions, activist shareholder involvement, and attractive valuation levels may provide upward momentum for the stock.

We believe our continued adherence to the Templeton approach -- seeking undervalued companies, looking long term, and searching globally -- will uncover value and reward investors.

Thank you for your continued participation in Templeton Foreign Fund. We look forward to serving your future investment needs.


[PHOTO OMITTED]    /s/ Jeffrey A. Everett

                   Jeffrey A. Everett, CFA
                   Portfolio Manager
                   Templeton Foreign Fund

THE FOREGOING INFORMATION REFLECTS OUR ANALYSIS, OPINIONS AND PORTFOLIO HOLDINGS AS OF AUGUST 31, 2006, THE END OF THE REPORTING PERIOD. THE WAY WE IMPLEMENT OUR MAIN INVESTMENT STRATEGIES AND THE RESULTING PORTFOLIO HOLDINGS MAY CHANGE DEPENDING ON FACTORS SUCH AS MARKET AND ECONOMIC CONDITIONS. THESE OPINIONS MAY NOT BE RELIED UPON AS INVESTMENT ADVICE OR AN OFFER FOR A PARTICULAR SECURITY. THE INFORMATION IS NOT A COMPLETE ANALYSIS OF EVERY ASPECT OF ANY MARKET, COUNTRY, INDUSTRY, SECURITY OR THE FUND. STATEMENTS OF FACT ARE FROM SOURCES CONSIDERED RELIABLE, BUT THE INVESTMENT MANAGER MAKES NO REPRESENTATION OR WARRANTY AS TO THEIR COMPLETENESS OR ACCURACY. ALTHOUGH HISTORICAL PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS, THESE INSIGHTS MAY HELP YOU UNDERSTAND OUR INVESTMENT MANAGEMENT PHILOSOPHY.

TOP 10 EQUITY HOLDINGS
8/31/06

--------------------------------------------------------------------------------
COMPANY                                                               % OF TOTAL
SECTOR/INDUSTRY, COUNTRY                                              NET ASSETS
--------------------------------------------------------------------------------
Cheung Kong (Holdings) Ltd.                                                 3.1%
  REAL ESTATE, HONG KONG
--------------------------------------------------------------------------------
Sumitomo Mitsui Financial Group Inc.                                        3.1%
  COMMERCIAL BANKS, JAPAN
--------------------------------------------------------------------------------
GlaxoSmithKline PLC                                                         2.5%
  PHARMACEUTICALS, U.K.
--------------------------------------------------------------------------------
British Sky Broadcasting Group PLC                                          2.2%
  MEDIA, U.K.
--------------------------------------------------------------------------------
Royal Dutch Shell PLC, A & B                                                2.2%
  OIL, GAS & CONSUMABLE FUELS, U.K.
--------------------------------------------------------------------------------
ING Groep NV                                                                2.2%
  DIVERSIFIED FINANCIAL SERVICES,
  NETHERLANDS
--------------------------------------------------------------------------------
Sanofi-Aventis, ord. & 144A                                                 2.0%
  PHARMACEUTICALS, FRANCE
--------------------------------------------------------------------------------
ACE Ltd.                                                                    1.9%
  INSURANCE, BERMUDA
--------------------------------------------------------------------------------
Samsung Electronics Co. Ltd.                                                1.8%
  SEMICONDUCTORS & SEMICONDUCTOR
  EQUIPMENT, SOUTH KOREA
--------------------------------------------------------------------------------
KKR Private Equity Investors LP, Reg S                                      1.8%
  DIVERSIFIED FINANCIAL SERVICES,
  GUERNSEY ISLANDS
--------------------------------------------------------------------------------


                                                               Annual Report | 7

Performance Summary as of 8/31/06

Your dividend income will vary depending on dividends or interest paid by securities in the Fund's portfolio, adjusted for operating expenses of each class. Capital gain distributions are net profits realized from the sale of portfolio securities. The performance table and graphs do not reflect any taxes that a shareholder would pay on Fund dividends, capital gain distributions, if any, or any realized gains on the sale of Fund shares. Total return reflects reinvestment of the Fund's dividends and capital gain distributions, if any, and any unrealized gains or losses.

PRICE AND DISTRIBUTION INFORMATION

-----------------------------------------------------------------------------------------------
CLASS A (SYMBOL: TEMFX)                               CHANGE          8/31/06       8/31/05
-----------------------------------------------------------------------------------------------
Net Asset Value (NAV)                                 +$0.93           $13.79        $12.86
-----------------------------------------------------------------------------------------------
DISTRIBUTIONS (9/1/05-8/31/06)
-----------------------------------------------------------------------------------------------
Dividend Income                   $0.2115
-----------------------------------------------------------------------------------------------
Long-Term Capital Gain            $0.6691
-----------------------------------------------------------------------------------------------
       TOTAL                      $0.8806
-----------------------------------------------------------------------------------------------
CLASS B (SYMBOL: TFRBX)                               CHANGE          8/31/06       8/31/05
-----------------------------------------------------------------------------------------------
Net Asset Value (NAV)                                 +$0.90           $13.53        $12.63
-----------------------------------------------------------------------------------------------
DISTRIBUTIONS (9/1/05-8/31/06)
-----------------------------------------------------------------------------------------------
Dividend Income                   $0.1177
-----------------------------------------------------------------------------------------------
Long-Term Capital Gain            $0.6691
-----------------------------------------------------------------------------------------------
       TOTAL                      $0.7868
-----------------------------------------------------------------------------------------------
CLASS C (SYMBOL: TEFTX)                               CHANGE          8/31/06       8/31/05
-----------------------------------------------------------------------------------------------
Net Asset Value (NAV)                                 +$0.91           $13.56        $12.65
-----------------------------------------------------------------------------------------------
DISTRIBUTIONS (9/1/05-8/31/06)
-----------------------------------------------------------------------------------------------
Dividend Income                   $0.1208
-----------------------------------------------------------------------------------------------
Long-Term Capital Gain            $0.6691
-----------------------------------------------------------------------------------------------
       TOTAL                      $0.7899
-----------------------------------------------------------------------------------------------
CLASS R (SYMBOL: TEFRX)                               CHANGE          8/31/06       8/31/05
-----------------------------------------------------------------------------------------------
Net Asset Value (NAV)                                 +$0.91           $13.68        $12.77
-----------------------------------------------------------------------------------------------
DISTRIBUTIONS (9/1/05-8/31/06)
-----------------------------------------------------------------------------------------------
Dividend Income                   $0.1862
-----------------------------------------------------------------------------------------------
Long-Term Capital Gain            $0.6691
-----------------------------------------------------------------------------------------------
       TOTAL                      $0.8553
-----------------------------------------------------------------------------------------------
ADVISOR CLASS (SYMBOL: TFFAX)                         CHANGE          8/31/06       8/31/05
-----------------------------------------------------------------------------------------------
Net Asset Value (NAV)                                 +$0.92           $13.77        $12.85
-----------------------------------------------------------------------------------------------
DISTRIBUTIONS (9/1/05-8/31/06)
-----------------------------------------------------------------------------------------------
Dividend Income                   $0.2433
-----------------------------------------------------------------------------------------------
Long-Term Capital Gain            $0.6691
-----------------------------------------------------------------------------------------------
       TOTAL                      $0.9124
-----------------------------------------------------------------------------------------------


8 | Annual Report

PERFORMANCE

CUMULATIVE TOTAL RETURN EXCLUDES SALES CHARGES. AVERAGE ANNUAL TOTAL RETURNS AND VALUE OF $10,000 INVESTMENT INCLUDE MAXIMUM SALES CHARGES. CLASS A: 5.75% MAXIMUM INITIAL SALES CHARGE; CLASS B: CONTINGENT DEFERRED SALES CHARGE (CDSC) DECLINING FROM 4% TO 1% OVER SIX YEARS, AND ELIMINATED THEREAFTER; CLASS C: 1% CDSC IN FIRST YEAR ONLY; CLASS R/ADVISOR CLASS: NO SALES CHARGES. THE FUND MAY CHARGE A 2% FEE ON REDEMPTIONS MADE WITHIN SEVEN DAYS OF PURCHASE.

-----------------------------------------------------------------------------------------------------------
CLASS A                                          1-YEAR             5-YEAR                 10-YEAR
-----------------------------------------------------------------------------------------------------------
Cumulative Total Return 1                       +15.08%            +66.53%               +130.64%
-----------------------------------------------------------------------------------------------------------
Average Annual Total Return 2                    +8.50%             +9.44%                 +8.07%
-----------------------------------------------------------------------------------------------------------
Value of $10,000 Investment 3                  $10,850            $15,697                $21,735
-----------------------------------------------------------------------------------------------------------
Avg. Ann. Total Return (9/30/06) 4               +5.12%            +12.34%                 +8.02%
-----------------------------------------------------------------------------------------------------------
CLASS B                                          1-YEAR             5-YEAR          INCEPTION (1/1/99)
-----------------------------------------------------------------------------------------------------------
Cumulative Total Return 1                       +14.23%            +60.44%                +97.57%
-----------------------------------------------------------------------------------------------------------
Average Annual Total Return 2                   +10.23%             +9.64%                 +9.29%
-----------------------------------------------------------------------------------------------------------
Value of $10,000 Investment 3                  $11,023            $15,844                $19,757
-----------------------------------------------------------------------------------------------------------
Avg. Ann. Total Return (9/30/06) 4               +6.61%            +12.58%                 +9.26%
-----------------------------------------------------------------------------------------------------------
CLASS C                                          1-YEAR             5-YEAR                10-YEAR
-----------------------------------------------------------------------------------------------------------
Cumulative Total Return 1                       +14.31%            +60.37%               +114.34%
-----------------------------------------------------------------------------------------------------------
Average Annual Total Return 2                   +13.31%             +9.91%                 +7.92%
-----------------------------------------------------------------------------------------------------------
Value of $10,000 Investment 3                  $11,331            $16,037                $21,434
-----------------------------------------------------------------------------------------------------------
Avg. Ann. Total Return (9/30/06) 4               +9.62%            +12.81%                 +7.85%
-----------------------------------------------------------------------------------------------------------
CLASS R                                         1-YEAR             3-YEAR           INCEPTION (1/1/02)
-----------------------------------------------------------------------------------------------------------
Cumulative Total Return 1                       +14.88%            +59.29%                +66.67%
-----------------------------------------------------------------------------------------------------------
Average Annual Total Return 2                   +14.88%            +16.79%                +11.59%
-----------------------------------------------------------------------------------------------------------
Value of $10,000 Investment 3                  $11,488            $15,929                $16,667
-----------------------------------------------------------------------------------------------------------
Avg. Ann. Total Return (9/30/06) 4              +11.20%            +16.62%                +11.49%
-----------------------------------------------------------------------------------------------------------
ADVISOR CLASS 5                                  1-YEAR             5-YEAR                10-YEAR
-----------------------------------------------------------------------------------------------------------
Cumulative Total Return 1                       +15.31%            +68.43%               +138.06%
-----------------------------------------------------------------------------------------------------------
Average Annual Total Return 2                   +15.31%            +10.99%                 +9.06%
-----------------------------------------------------------------------------------------------------------
Value of $10,000 Investment 3                  $11,531            $16,843                $23,806
-----------------------------------------------------------------------------------------------------------
Avg. Ann. Total Return (9/30/06) 4              +11.72%            +13.91%                 +9.00%
-----------------------------------------------------------------------------------------------------------

PERFORMANCE DATA REPRESENT PAST PERFORMANCE, WHICH DOES NOT GUARANTEE FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, AND YOU MAY HAVE A GAIN OR LOSS WHEN YOU SELL YOUR SHARES. CURRENT PERFORMANCE MAY DIFFER FROM FIGURES SHOWN.

FOR MOST RECENT MONTH-END PERFORMANCE, SEE "FUNDS AND PERFORMANCE" AT FRANKLINTEMPLETON.COM OR CALL 1-800/342-5236.


                                                               Annual Report | 9

TOTAL RETURN INDEX COMPARISON FOR HYPOTHETICAL $10,000 INVESTMENT

Total return represents the change in value of an investment over the periods shown. It includes any current, applicable, maximum sales charge, Fund expenses, account fees and reinvested distributions. The unmanaged index includes reinvestment of any income or distributions. It differs from the Fund in composition and does not pay management fees or expenses. One cannot invest directly in an index. The Consumer Price Index (CPI), calculated by the U.S. Bureau of Labor Statistics, is a commonly used measure of the inflation rate.

AVERAGE ANNUAL TOTAL RETURN

------------------------------------------
 CLASS A                          8/31/06
------------------------------------------
 1-Year                            +8.50%
------------------------------------------
 5-Year                            +9.44%
------------------------------------------
 10-Year                           +8.07%
------------------------------------------

CLASS A (9/1/96-8/31/06)

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                   Templeton Foreign Fund   MSCI EAFE Index 6          CPI 6
--------------------------------------------------------------------------------
     9/1/1996               $9,423                $10,000             $10,000
    9/30/1996               $9,527                $10,268             $10,032
   10/31/1996               $9,643                $10,166             $10,064
   11/30/1996              $10,006                $10,573             $10,083
   12/31/1996              $10,238                $10,439             $10,083
    1/31/1997              $10,377                $10,076             $10,114
    2/28/1997              $10,485                $10,244             $10,146
    3/31/1997              $10,594                $10,283             $10,172
    4/30/1997              $10,653                $10,340             $10,184
    5/31/1997              $11,009                $11,016             $10,178
    6/30/1997              $11,385                $11,626             $10,191
    7/31/1997              $11,701                $11,816             $10,203
    8/31/1997              $11,266                $10,936             $10,223
    9/30/1997              $11,899                $11,551             $10,248
   10/31/1997              $11,017                $10,666             $10,273
   11/30/1997              $10,899                $10,560             $10,267
   12/31/1997              $10,919                $10,654             $10,254
    1/31/1998              $10,963                $11,144             $10,273
    2/28/1998              $11,556                $11,861             $10,292
    3/31/1998              $12,093                $12,229             $10,312
    4/30/1998              $12,159                $12,329             $10,331
    5/31/1998              $11,654                $12,272             $10,350
    6/30/1998              $11,205                $12,367             $10,362
    7/31/1998              $11,073                $12,496             $10,375
    8/31/1998               $9,251                $10,950             $10,388
    9/30/1998               $9,273                $10,617             $10,401
   10/31/1998              $10,249                $11,727             $10,426
   11/30/1998              $10,596                $12,331             $10,426
   12/31/1998              $10,385                $12,820             $10,420
    1/31/1999              $10,212                $12,785             $10,445
    2/28/1999              $10,126                $12,484             $10,458
    3/31/1999              $11,029                $13,008             $10,490
    4/30/1999              $12,515                $13,538             $10,566
    5/31/1999              $11,945                $12,844             $10,566
    6/30/1999              $12,750                $13,347             $10,566
    7/31/1999              $12,886                $13,747             $10,598
    8/31/1999              $12,985                $13,800             $10,623
    9/30/1999              $12,688                $13,942             $10,674
   10/31/1999              $12,684                $14,468             $10,693
   11/30/1999              $13,310                $14,973             $10,699
   12/31/1999              $14,458                $16,320             $10,699
    1/31/2000              $13,388                $15,286             $10,731
    2/29/2000              $13,105                $15,700             $10,795
    3/31/2000              $13,646                $16,312             $10,884
    4/30/2000              $13,195                $15,457             $10,890
    5/31/2000              $13,233                $15,082             $10,903
    6/30/2000              $13,723                $15,675             $10,960
    7/31/2000              $13,568                $15,021             $10,985
    8/31/2000              $13,607                $15,155             $10,985
    9/30/2000              $13,182                $14,420             $11,043
   10/31/2000              $13,074                $14,082             $11,062
   11/30/2000              $13,140                $13,557             $11,068
   12/31/2000              $13,927                $14,042             $11,062
    1/31/2001              $14,062                $14,036             $11,132
    2/28/2001              $13,779                $12,984             $11,176
    3/31/2001              $12,809                $12,125             $11,202
    4/30/2001              $13,550                $12,975             $11,246
    5/31/2001              $13,537                $12,527             $11,297
    6/30/2001              $13,308                $12,020             $11,316
    7/31/2001              $13,106                $11,802             $11,284
    8/31/2001              $13,052                $11,505             $11,284
    9/30/2001              $11,516                $10,343             $11,335
   10/31/2001              $11,961                $10,607             $11,297
   11/30/2001              $12,569                $10,999             $11,278
   12/31/2001              $12,824                $11,064             $11,233
    1/31/2002              $12,519                $10,477             $11,259
    2/28/2002              $12,755                $10,551             $11,303
    3/31/2002              $13,420                $11,127             $11,367
    4/30/2002              $13,628                $11,208             $11,430
    5/31/2002              $13,905                $11,360             $11,430
    6/30/2002              $13,351                $10,912             $11,437
    7/31/2002              $12,297                $9,836              $11,449
    8/31/2002              $12,228                $9,816              $11,488
    9/30/2002              $11,160                $8,764              $11,507
   10/31/2002              $11,652                $9,236              $11,526
   11/30/2002              $12,201                $9,656              $11,526
   12/31/2002              $11,716                $9,332              $11,500
    1/31/2003              $11,434                $8,943              $11,551
    2/28/2003              $11,053                $8,739              $11,640
    3/31/2003              $10,630                $8,574              $11,710
    4/30/2003              $11,518                $9,424              $11,685
    5/31/2003              $12,209                $10,003             $11,666
    6/30/2003              $12,519                $10,251             $11,678
    7/31/2003              $13,027                $10,501             $11,691
    8/31/2003              $13,548                $10,756             $11,736
    9/30/2003              $13,675                $11,090             $11,774
   10/31/2003              $14,379                $11,782             $11,761
   11/30/2003              $14,508                $12,045             $11,729
   12/31/2003              $15,290                $12,987             $11,716
    1/31/2004              $15,664                $13,172             $11,774
    2/29/2004              $15,980                $13,478             $11,837
    3/31/2004              $15,908                $13,559             $11,914
    4/30/2004              $15,492                $13,264             $11,952
    5/31/2004              $15,449                $13,321             $12,022
    6/30/2004              $15,693                $13,619             $12,060
    7/31/2004              $15,334                $13,178             $12,041
    8/31/2004              $15,449                $13,240             $12,047
    9/30/2004              $15,837                $13,588             $12,072
   10/31/2004              $16,285                $14,052             $12,136
   11/30/2004              $17,467                $15,016             $12,142
   12/31/2004              $18,064                $15,675             $12,098
    1/31/2005              $17,712                $15,389             $12,123
    2/28/2005              $18,475                $16,057             $12,193
    3/31/2005              $18,020                $15,660             $12,289
    4/30/2005              $17,609                $15,309             $12,371
    5/31/2005              $17,697                $15,333             $12,359
    6/30/2005              $17,917                $15,542             $12,365
    7/31/2005              $18,549                $16,020             $12,422
    8/31/2005              $18,887                $16,429             $12,486
    9/30/2005              $19,606                $17,164             $12,638
   10/31/2005              $18,888                $16,664             $12,664
   11/30/2005              $19,244                $17,076             $12,562
   12/31/2005              $19,985                $17,872             $12,511
    1/31/2006              $21,025                $18,970             $12,606
    2/28/2006              $20,805                $18,932             $12,632
    3/31/2006              $21,277                $19,565             $12,702
    4/30/2006              $22,223                $20,514             $12,810
    5/31/2006              $21,277                $19,742             $12,873
    6/30/2006              $21,214                $19,749             $12,899
    7/31/2006              $21,340                $19,947             $12,937
    8/31/2006              $21,735                $20,501             $12,962


AVERAGE ANNUAL TOTAL RETURN

------------------------------------------
 CLASS B                           8/31/06
------------------------------------------
 1-Year                            +10.23%
------------------------------------------
 5-Year                             +9.64%
------------------------------------------
 Since Inception (1/1/99)           +9.29%
------------------------------------------

CLASS B (1/1/99-8/31/06)

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                   Templeton Foreign Fund       MSCI EAFE Index 6       CPI 6
--------------------------------------------------------------------------------
      1/1/1999            $10,000                    $10,000           $10,000
      1/31/1999            $9,821                     $9,973           $10,024
      2/28/1999            $9,738                     $9,737           $10,037
      3/31/1999           $10,584                    $10,146           $10,067
      4/30/1999           $12,014                    $10,560           $10,140
      5/31/1999           $11,454                    $10,018           $10,140
      6/30/1999           $12,217                    $10,411           $10,140
      7/31/1999           $12,348                    $10,723           $10,171
      8/31/1999           $12,431                    $10,764           $10,195
      9/30/1999           $12,133                    $10,875           $10,244
     10/31/1999           $12,136                    $11,285           $10,262
     11/30/1999           $12,714                    $11,679           $10,268
     12/31/1999           $13,808                    $12,730           $10,268
      1/31/2000           $12,779                    $11,923           $10,299
      2/29/2000           $12,506                    $12,246           $10,360
      3/31/2000           $13,015                    $12,724           $10,445
      4/30/2000           $12,581                    $12,056           $10,451
      5/31/2000           $12,606                    $11,764           $10,464
      6/30/2000           $13,064                    $12,227           $10,519
      7/31/2000           $12,903                    $11,717           $10,543
      8/31/2000           $12,928                    $11,821           $10,543
      9/30/2000           $12,519                    $11,248           $10,598
     10/31/2000           $12,403                    $10,984           $10,616
     11/30/2000           $12,467                    $10,575           $10,622
     12/31/2000           $13,203                    $10,953           $10,616
      1/31/2001           $13,319                    $10,948           $10,683
      2/28/2001           $13,048                    $10,128           $10,726
      3/31/2001           $12,121                     $9,457           $10,750
      4/30/2001           $12,817                    $10,121           $10,793
      5/31/2001           $12,804                     $9,771           $10,842
      6/30/2001           $12,572                     $9,375           $10,860
      7/31/2001           $12,379                     $9,206           $10,830
      8/31/2001           $12,314                     $8,974           $10,830
      9/30/2001           $10,859                     $8,067           $10,879
     10/31/2001           $11,268                     $8,274           $10,842
     11/30/2001           $11,847                     $8,579           $10,824
     12/31/2001           $12,075                     $8,630           $10,781
      1/31/2002           $11,773                     $8,172           $10,805
      2/28/2002           $11,983                     $8,230           $10,848
      3/31/2002           $12,615                     $8,679           $10,909
      4/30/2002           $12,787                     $8,742           $10,970
      5/31/2002           $13,050                     $8,861           $10,970
      6/30/2002           $12,523                     $8,512           $10,976
      7/31/2002           $11,522                     $7,672           $10,988
      8/31/2002           $11,443                     $7,656           $11,025
      9/30/2002           $10,443                     $6,836           $11,043
     10/31/2002           $10,903                     $7,204           $11,062
     11/30/2002           $11,395                     $7,532           $11,062
     12/31/2002           $10,951                     $7,279           $11,037
      1/31/2003           $10,672                     $6,976           $11,086
      2/28/2003           $10,313                     $6,816           $11,171
      3/31/2003            $9,914                     $6,687           $11,239
      4/30/2003           $10,739                     $7,351           $11,214
      5/31/2003           $11,377                     $7,803           $11,196
      6/30/2003           $11,657                     $7,996           $11,208
      7/31/2003           $12,109                     $8,191           $11,220
      8/31/2003           $12,588                     $8,390           $11,263
      9/30/2003           $12,708                     $8,650           $11,300
     10/31/2003           $13,339                     $9,190           $11,287
     11/30/2003           $13,461                     $9,396           $11,257
     12/31/2003           $14,178                    $10,130           $11,245
      1/31/2004           $14,515                    $10,274           $11,300
      2/29/2004           $14,799                    $10,513           $11,361
      3/31/2004           $14,731                    $10,576           $11,434
      4/30/2004           $14,326                    $10,346           $11,470
      5/31/2004           $14,272                    $10,391           $11,538
      6/30/2004           $14,502                    $10,623           $11,574
      7/31/2004           $14,151                    $10,279           $11,556
      8/31/2004           $14,259                    $10,327           $11,562
      9/30/2004           $14,596                    $10,598           $11,586
     10/31/2004           $15,015                    $10,961           $11,647
     11/30/2004           $16,079                    $11,712           $11,653
     12/31/2004           $16,625                    $12,227           $11,611
      1/31/2005           $16,296                    $12,003           $11,635
      2/28/2005           $16,995                    $12,525           $11,702
      3/31/2005           $16,556                    $12,215           $11,794
      4/30/2005           $16,159                    $11,941           $11,873
      5/31/2005           $16,241                    $11,960           $11,861
      6/30/2005           $16,419                    $12,123           $11,867
      7/31/2005           $16,995                    $12,496           $11,922
      8/31/2005           $17,296                    $12,815           $11,983
      9/30/2005           $17,953                    $13,388           $12,129
     10/31/2005           $17,279                    $12,998           $12,154
     11/30/2005           $17,595                    $13,320           $12,056
     12/31/2005           $18,267                    $13,940           $12,007
      1/31/2006           $19,202                    $14,797           $12,099
      2/28/2006           $18,983                    $14,767           $12,123
      3/31/2006           $19,406                    $15,261           $12,190
      4/30/2006           $20,238                    $16,001           $12,294
      5/31/2006           $19,377                    $15,399           $12,355
      6/30/2006           $19,304                    $15,404           $12,379
      7/31/2006           $19,406                    $15,559           $12,416
      8/31/2006           $19,757                    $15,991           $12,441


10 | Annual Report

CLASS C (9/1/96-8/31/06)

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                   Templeton Foreign Fund        MSCI EAFE Index 6      CPI 6
--------------------------------------------------------------------------------
     9/1/1996               $10,000                    $10,000         $10,000
    9/30/1996               $10,111                    $10,268         $10,032
   10/31/1996               $10,228                    $10,166         $10,064
   11/30/1996               $10,606                    $10,573         $10,083
   12/31/1996               $10,842                    $10,439         $10,083
    1/31/1997               $10,979                    $10,076         $10,114
    2/28/1997               $11,095                    $10,244         $10,146
    3/31/1997               $11,200                    $10,283         $10,172
    4/30/1997               $11,264                    $10,340         $10,184
    5/31/1997               $11,622                    $11,016         $10,178
    6/30/1997               $12,012                    $11,626         $10,191
    7/31/1997               $12,339                    $11,816         $10,203
    8/31/1997               $11,865                    $10,936         $10,223
    9/30/1997               $12,540                    $11,551         $10,248
   10/31/1997               $11,603                    $10,666         $10,273
   11/30/1997               $11,466                    $10,560         $10,267
   12/31/1997               $11,481                    $10,654         $10,254
    1/31/1998               $11,516                    $11,144         $10,273
    2/28/1998               $12,134                    $11,861         $10,292
    3/31/1998               $12,693                    $12,229         $10,312
    4/30/1998               $12,763                    $12,329         $10,331
    5/31/1998               $12,215                    $12,272         $10,350
    6/30/1998               $11,737                    $12,367         $10,362
    7/31/1998               $11,598                    $12,496         $10,375
    8/31/1998                $9,674                    $10,950         $10,388
    9/30/1998                $9,698                    $10,617         $10,401
   10/31/1998               $10,704                    $11,727         $10,426
   11/30/1998               $11,070                    $12,331         $10,426
   12/31/1998               $10,848                    $12,820         $10,420
    1/31/1999               $10,651                    $12,785         $10,445
    2/28/1999               $10,560                    $12,484         $10,458
    3/31/1999               $11,489                    $13,008         $10,490
    4/30/1999               $13,033                    $13,538         $10,566
    5/31/1999               $12,431                    $12,844         $10,566
    6/30/1999               $13,255                    $13,347         $10,566
    7/31/1999               $13,399                    $13,747         $10,598
    8/31/1999               $13,491                    $13,800         $10,623
    9/30/1999               $13,164                    $13,942         $10,674
   10/31/1999               $13,167                    $14,468         $10,693
   11/30/1999               $13,797                    $14,973         $10,699
   12/31/1999               $14,980                    $16,320         $10,699
    1/31/2000               $13,873                    $15,286         $10,731
    2/29/2000               $13,563                    $15,700         $10,795
    3/31/2000               $14,116                    $16,312         $10,884
    4/30/2000               $13,644                    $15,457         $10,890
    5/31/2000               $13,671                    $15,082         $10,903
    6/30/2000               $14,170                    $15,675         $10,960
    7/31/2000               $13,995                    $15,021         $10,985
    8/31/2000               $14,022                    $15,155         $10,985
    9/30/2000               $13,576                    $14,420         $11,043
   10/31/2000               $13,450                    $14,082         $11,062
   11/30/2000               $13,533                    $13,557         $11,068
   12/31/2000               $14,317                    $14,042         $11,062
    1/31/2001               $14,443                    $14,036         $11,132
    2/28/2001               $14,149                    $12,984         $11,176
    3/31/2001               $13,142                    $12,125         $11,202
    4/30/2001               $13,897                    $12,975         $11,246
    5/31/2001               $13,883                    $12,527         $11,297
    6/30/2001               $13,631                    $12,020         $11,316
    7/31/2001               $13,421                    $11,802         $11,284
    8/31/2001               $13,366                    $11,505         $11,284
    9/30/2001               $11,784                    $10,343         $11,335
   10/31/2001               $12,228                    $10,607         $11,297
   11/30/2001               $12,842                    $10,999         $11,278
   12/31/2001               $13,088                    $11,064         $11,233
    1/31/2002               $12,774                    $10,477         $11,259
    2/28/2002               $13,003                    $10,551         $11,303
    3/31/2002               $13,674                    $11,127         $11,367
    4/30/2002               $13,874                    $11,208         $11,430
    5/31/2002               $14,160                    $11,360         $11,430
    6/30/2002               $13,589                    $10,912         $11,437
    7/31/2002               $12,503                     $9,836         $11,449
    8/31/2002               $12,417                     $9,816         $11,488
    9/30/2002               $11,317                     $8,764         $11,507
   10/31/2002               $11,814                     $9,236         $11,526
   11/30/2002               $12,362                     $9,656         $11,526
   12/31/2002               $11,878                     $9,332         $11,500
    1/31/2003               $11,576                     $8,943         $11,551
    2/28/2003               $11,186                     $8,739         $11,640
    3/31/2003               $10,754                     $8,574         $11,710
    4/30/2003               $11,648                     $9,424         $11,685
    5/31/2003               $12,340                    $10,003         $11,666
    6/30/2003               $12,642                    $10,251         $11,678
    7/31/2003               $13,132                    $10,501         $11,691
    8/31/2003               $13,651                    $10,756         $11,736
    9/30/2003               $13,781                    $11,090         $11,774
   10/31/2003               $14,471                    $11,782         $11,761
   11/30/2003               $14,602                    $12,045         $11,729
   12/31/2003               $15,378                    $12,987         $11,716
    1/31/2004               $15,728                    $13,172         $11,774
    2/29/2004               $16,049                    $13,478         $11,837
    3/31/2004               $15,976                    $13,559         $11,914
    4/30/2004               $15,538                    $13,264         $11,952
    5/31/2004               $15,480                    $13,321         $12,022
    6/30/2004               $15,728                    $13,619         $12,060
    7/31/2004               $15,348                    $13,178         $12,041
    8/31/2004               $15,465                    $13,240         $12,047
    9/30/2004               $15,830                    $13,588         $12,072
   10/31/2004               $16,282                    $14,052         $12,136
   11/30/2004               $17,448                    $15,016         $12,142
   12/31/2004               $18,024                    $15,675         $12,098
    1/31/2005               $17,668                    $15,389         $12,123
    2/28/2005               $18,424                    $16,057         $12,193
    3/31/2005               $17,950                    $15,660         $12,289
    4/30/2005               $17,535                    $15,309         $12,371
    5/31/2005               $17,609                    $15,333         $12,359
    6/30/2005               $17,816                    $15,542         $12,365
    7/31/2005               $18,424                    $16,020         $12,422
    8/31/2005               $18,750                    $16,429         $12,486
    9/30/2005               $19,461                    $17,164         $12,638
   10/31/2005               $18,735                    $16,664         $12,664
   11/30/2005               $19,077                    $17,076         $12,562
   12/31/2005               $19,806                    $17,872         $12,511
    1/31/2006               $20,817                    $18,970         $12,606
    2/28/2006               $20,596                    $18,932         $12,632
    3/31/2006               $21,039                    $19,565         $12,702
    4/30/2006               $21,956                    $20,514         $12,810
    5/31/2006               $21,023                    $19,742         $12,873
    6/30/2006               $20,944                    $19,749         $12,899
    7/31/2006               $21,055                    $19,947         $12,937
    8/31/2006               $21,434                    $20,501         $12,962

AVERAGE ANNUAL TOTAL RETURN

-----------------------------------------
 CLASS C                         8/31/06
-----------------------------------------
 1-Year                          +13.31%
-----------------------------------------
 5-Year                           +9.91%
-----------------------------------------
 10-Year                          +7.92%
-----------------------------------------

CLASS R (1/1/02-8/31/06)

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                     Templeton Foreign Fund      MSCI EAFE Index 6      CPI 6
--------------------------------------------------------------------------------
     1/1/2002                $10,000                  $10,000          $10,000
    1/31/2002                 $9,710                   $9,469          $10,023
    2/28/2002                 $9,882                   $9,536          $10,062
    3/31/2002                $10,409                  $10,057          $10,119
    4/30/2002                $10,559                  $10,130          $10,175
    5/31/2002                $10,774                  $10,267          $10,175
    6/30/2002                $10,345                   $9,862          $10,181
    7/31/2002                 $9,527                   $8,889          $10,192
    8/31/2002                 $9,473                   $8,871          $10,226
    9/30/2002                 $8,635                   $7,921          $10,243
   10/31/2002                 $9,028                   $8,347          $10,260
   11/30/2002                 $9,442                   $8,727          $10,260
   12/31/2002                 $9,074                   $8,434          $10,238
    1/31/2003                 $8,845                   $8,083          $10,283
    2/28/2003                 $8,548                   $7,898          $10,362
    3/31/2003                 $8,220                   $7,749          $10,424
    4/30/2003                 $8,910                   $8,517          $10,402
    5/31/2003                 $9,446                   $9,041          $10,385
    6/30/2003                 $9,676                   $9,265          $10,396
    7/31/2003                $10,059                   $9,491          $10,407
    8/31/2003                $10,464                   $9,721          $10,447
    9/30/2003                $10,562                  $10,023          $10,481
   10/31/2003                $11,094                  $10,648          $10,470
   11/30/2003                $11,204                  $10,887          $10,441
   12/31/2003                $11,804                  $11,738          $10,430
    1/31/2004                $12,082                  $11,904          $10,481
    2/29/2004                $12,328                  $12,181          $10,538
    3/31/2004                $12,272                  $12,255          $10,606
    4/30/2004                $11,949                  $11,988          $10,640
    5/31/2004                $11,904                  $12,040          $10,702
    6/30/2004                $12,104                  $12,308          $10,736
    7/31/2004                $11,815                  $11,911          $10,719
    8/31/2004                $11,904                  $11,966          $10,724
    9/30/2004                $12,194                  $12,280          $10,747
   10/31/2004                $12,550                  $12,700          $10,804
   11/30/2004                $13,454                  $13,571          $10,809
   12/31/2004                $13,907                  $14,167          $10,770
    1/31/2005                $13,634                  $13,908          $10,792
    2/28/2005                $14,225                  $14,512          $10,855
    3/31/2005                $13,861                  $14,153          $10,939
    4/30/2005                $13,542                  $13,837          $11,013
    5/31/2005                $13,611                  $13,858          $11,002
    6/30/2005                $13,770                  $14,047          $11,007
    7/31/2005                $14,259                  $14,479          $11,058
    8/31/2005                $14,509                  $14,849          $11,115
    9/30/2005                $15,066                  $15,513          $11,251
   10/31/2005                $14,514                  $15,061          $11,273
   11/30/2005                $14,790                  $15,433          $11,183
   12/31/2005                $15,352                  $16,153          $11,138
    1/31/2006                $16,145                  $17,145          $11,222
    2/28/2006                $15,973                  $17,110          $11,245
    3/31/2006                $16,327                  $17,683          $11,307
    4/30/2006                $17,046                  $18,540          $11,404
    5/31/2006                $16,327                  $17,843          $11,460
    6/30/2006                $16,266                  $17,849          $11,483
    7/31/2006                $16,363                  $18,028          $11,517
    8/31/2006                $16,667                  $18,528          $11,539

AVERAGE ANNUAL TOTAL RETURN

-----------------------------------------
 CLASS R                         8/31/06
-----------------------------------------
 1-Year                          +14.88%
-----------------------------------------
 3-Year                          +16.79%
-----------------------------------------
 Since Inception (1/1/02)        +11.59%
-----------------------------------------


                                                              Annual Report | 11

AVERAGE ANNUAL TOTAL RETURN

----------------------------------------
 ADVISOR CLASS 5                 8/31/06
----------------------------------------
 1-Year                          +15.31%
----------------------------------------
 5-Year                          +10.99%
----------------------------------------
 10-Year                          +9.06%
----------------------------------------

ADVISOR CLASS (9/1/96-8/31/06) 5

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                     Templeton Foreign Fund      MSCI EAFE Index 6       CPI 6
--------------------------------------------------------------------------------
     9/1/1996                 $10,000                 $10,000           $10,000
    9/30/1996                 $10,110                 $10,268           $10,032
   10/31/1996                 $10,233                 $10,166           $10,064
   11/30/1996                 $10,618                 $10,573           $10,083
   12/31/1996                 $10,865                 $10,439           $10,083
    1/31/1997                 $11,119                 $10,076           $10,114
    2/28/1997                 $11,245                 $10,244           $10,146
    3/31/1997                 $11,363                 $10,283           $10,172
    4/30/1997                 $11,436                 $10,340           $10,184
    5/31/1997                 $11,818                 $11,016           $10,178
    6/30/1997                 $12,220                 $11,626           $10,191
    7/31/1997                 $12,569                 $11,816           $10,203
    8/31/1997                 $12,093                 $10,936           $10,223
    9/30/1997                 $12,781                 $11,551           $10,248
   10/31/1997                 $11,832                 $10,666           $10,273
   11/30/1997                 $11,717                 $10,560           $10,267
   12/31/1997                 $11,737                 $10,654           $10,254
    1/31/1998                 $11,785                 $11,144           $10,273
    2/28/1998                 $12,421                 $11,861           $10,292
    3/31/1998                 $13,010                 $12,229           $10,312
    4/30/1998                 $13,081                 $12,329           $10,331
    5/31/1998                 $12,539                 $12,272           $10,350
    6/30/1998                 $12,044                 $12,367           $10,362
    7/31/1998                 $11,903                 $12,496           $10,375
    8/31/1998                  $9,946                 $10,950           $10,388
    9/30/1998                  $9,970                 $10,617           $10,401
   10/31/1998                 $11,018                 $11,727           $10,426
   11/30/1998                 $11,405                 $12,331           $10,426
   12/31/1998                 $11,178                 $12,820           $10,420
    1/31/1999                 $10,991                 $12,785           $10,445
    2/28/1999                 $10,911                 $12,484           $10,458
    3/31/1999                 $11,870                 $13,008           $10,490
    4/30/1999                 $13,483                 $13,538           $10,566
    5/31/1999                 $12,870                 $12,844           $10,566
    6/30/1999                 $13,736                 $13,347           $10,566
    7/31/1999                 $13,883                 $13,747           $10,598
    8/31/1999                 $13,989                 $13,800           $10,623
    9/30/1999                 $13,670                 $13,942           $10,674
   10/31/1999                 $13,672                 $14,468           $10,693
   11/30/1999                 $14,346                 $14,973           $10,699
   12/31/1999                 $15,597                 $16,320           $10,699
    1/31/2000                 $14,442                 $15,286           $10,731
    2/29/2000                 $14,136                 $15,700           $10,795
    3/31/2000                 $14,735                 $16,312           $10,884
    4/30/2000                 $14,248                 $15,457           $10,890
    5/31/2000                 $14,290                 $15,082           $10,903
    6/30/2000                 $14,819                 $15,675           $10,960
    7/31/2000                 $14,651                 $15,021           $10,985
    8/31/2000                 $14,694                 $15,155           $10,985
    9/30/2000                 $14,234                 $14,420           $11,043
   10/31/2000                 $14,116                 $14,082           $11,062
   11/30/2000                 $14,203                 $13,557           $11,068
   12/31/2000                 $15,052                 $14,042           $11,062
    1/31/2001                 $15,199                 $14,036           $11,132
    2/28/2001                 $14,907                 $12,984           $11,176
    3/31/2001                 $13,857                 $12,125           $11,202
    4/30/2001                 $14,658                 $12,975           $11,246
    5/31/2001                 $14,658                 $12,527           $11,297
    6/30/2001                 $14,411                 $12,020           $11,316
    7/31/2001                 $14,192                 $11,802           $11,284
    8/31/2001                 $14,133                 $11,505           $11,284
    9/30/2001                 $12,485                 $10,343           $11,335
   10/31/2001                 $12,949                 $10,607           $11,297
   11/30/2001                 $13,623                 $10,999           $11,278
   12/31/2001                 $13,896                 $11,064           $11,233
    1/31/2002                 $13,565                 $10,477           $11,259
    2/28/2002                 $13,821                 $10,551           $11,303
    3/31/2002                 $14,558                 $11,127           $11,367
    4/30/2002                 $14,769                 $11,208           $11,430
    5/31/2002                 $15,085                 $11,360           $11,430
    6/30/2002                 $14,484                 $10,912           $11,437
    7/31/2002                 $13,339                 $9,836            $11,449
    8/31/2002                 $13,264                 $9,816            $11,488
    9/30/2002                 $12,105                 $8,764            $11,507
   10/31/2002                 $12,647                 $9,236            $11,526
   11/30/2002                 $13,244                 $9,656            $11,526
   12/31/2002                 $12,727                 $9,332            $11,500
    1/31/2003                 $12,420                 $8,943            $11,551
    2/28/2003                 $12,020                 $8,739            $11,640
    3/31/2003                 $11,544                 $8,574            $11,710
    4/30/2003                 $12,527                 $9,424            $11,685
    5/31/2003                 $13,279                 $10,003           $11,666
    6/30/2003                 $13,616                 $10,251           $11,678
    7/31/2003                 $14,170                 $10,501           $11,691
    8/31/2003                 $14,737                 $10,756           $11,736
    9/30/2003                 $14,891                 $11,090           $11,774
   10/31/2003                 $15,648                 $11,782           $11,761
   11/30/2003                 $15,788                 $12,045           $11,729
   12/31/2003                 $16,655                 $12,987           $11,716
    1/31/2004                 $17,046                 $13,172           $11,774
    2/29/2004                 $17,407                 $13,478           $11,837
    3/31/2004                 $17,329                 $13,559           $11,914
    4/30/2004                 $16,874                 $13,264           $11,952
    5/31/2004                 $16,827                 $13,321           $12,022
    6/30/2004                 $17,109                 $13,619           $12,060
    7/31/2004                 $16,717                 $13,178           $12,041
    8/31/2004                 $16,859                 $13,240           $12,047
    9/30/2004                 $17,267                 $13,588           $12,072
   10/31/2004                 $17,768                 $14,052           $12,136
   11/30/2004                 $19,061                 $15,016           $12,142
   12/31/2004                 $19,713                 $15,675           $12,098
    1/31/2005                 $19,327                 $15,389           $12,123
    2/28/2005                 $20,179                 $16,057           $12,193
    3/31/2005                 $19,665                 $15,660           $12,289
    4/30/2005                 $19,231                 $15,309           $12,371
    5/31/2005                 $19,327                 $15,333           $12,359
    6/30/2005                 $19,569                 $15,542           $12,365
    7/31/2005                 $20,259                 $16,020           $12,422
    8/31/2005                 $20,645                 $16,429           $12,486
    9/30/2005                 $21,432                 $17,164           $12,638
   10/31/2005                 $20,666                 $16,664           $12,664
   11/30/2005                 $21,039                 $17,076           $12,562
   12/31/2005                 $21,869                 $17,872           $12,511
    1/31/2006                 $22,993                 $18,970           $12,606
    2/28/2006                 $22,769                 $18,932           $12,632
    3/31/2006                 $23,287                 $19,565           $12,702
    4/30/2006                 $24,307                 $20,514           $12,810
    5/31/2006                 $23,287                 $19,742           $12,873
    6/30/2006                 $23,218                 $19,749           $12,899
    7/31/2006                 $23,373                 $19,947           $12,937
    8/31/2006                 $23,806                 $20,501           $12,962

ENDNOTES

SPECIAL RISKS ARE ASSOCIATED WITH FOREIGN INVESTING, INCLUDING CURRENCY FLUCTUATIONS, ECONOMIC INSTABILITY AND POLITICAL DEVELOPMENTS. INVESTMENTS IN DEVELOPING MARKETS INVOLVE HEIGHTENED RISKS RELATED TO THE SAME FACTORS, IN ADDITION TO THOSE ASSOCIATED WITH THESE MARKETS' SMALLER SIZE AND LESSER LIQUIDITY. THE FUND'S PROSPECTUS ALSO INCLUDES A DESCRIPTION OF THE MAIN INVESTMENT RISKS.

CLASS B: These shares have higher annual fees and expenses than Class A shares.

CLASS C: Prior to 1/1/04, these shares were offered with an initial sales charge; thus actual total returns would have differed. These shares have higher annual fees and expenses than Class A shares.

CLASS R: Shares are available to certain eligible investors as described in the prospectus. These shares have higher annual fees and expenses than Class A shares.

ADVISOR CLASS:    Shares are available to certain eligible investors as
                  described in the prospectus.

1. Cumulative total return represents the change in value of an investment over the periods indicated.

2. Average annual total return represents the average annual change in value of an investment over the periods indicated.

3. These figures represent the value of a hypothetical $10,000 investment in the Fund over the periods indicated.

4. In accordance with SEC rules, we provide standardized average annual total return information through the latest calendar quarter.

5. Effective 1/2/97, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) For periods prior to 1/2/97, a restated figure is used based upon the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after 1/1/97, actual Advisor Class performance is used reflecting all charges and fees applicable to that class. Since 1/2/97 (commencement of sales), the cumulative and average annual total returns of Advisor Class shares were +119.11% and +8.45%.

6. Source: Standard & Poor's Micropal. The MSCI EAFE Index is a free float-adjusted, market capitalization-weighted index designed to measure equity market performance in global developed markets excluding the U.S. and Canada.


12 | Annual Report

Your Fund's Expenses

As a Fund shareholder, you can incur two types of costs:

o Transaction costs, including sales charges (loads) on Fund purchases and redemption fees; and

o Ongoing Fund costs, including management fees, distribution and service (12b-1) fees, and other Fund expenses. All mutual funds have ongoing costs, sometimes referred to as operating expenses.

The following table shows ongoing costs of investing in the Fund and can help you understand these costs and compare them with those of other mutual funds. The table assumes a $1,000 investment held for the six months indicated.

ACTUAL FUND EXPENSES

The first line (Actual) for each share class listed in the table provides actual account values and expenses. The "Ending Account Value" is derived from the Fund's actual return, which includes the effect of Fund expenses.

You can estimate the expenses you paid during the period, by following these steps. OF COURSE, YOUR ACCOUNT VALUE AND EXPENSES WILL DIFFER FROM THOSE IN THIS
ILLUSTRATION:

1.    Divide your account value by $1,000.

      IF AN ACCOUNT HAD AN $8,600 VALUE, THEN $8,600 / $1,000 = 8.6.

2. Multiply the result by the number under the heading "Expenses Paid During Period."

      IF EXPENSES PAID DURING PERIOD WERE $7.50, THEN 8.6 X $7.50 = $64.50.

In this illustration, the estimated expenses paid this period are $64.50.

HYPOTHETICAL EXAMPLE FOR COMPARISON WITH OTHER FUNDS

Information in the second line (Hypothetical) for each class in the table can help you compare ongoing costs of investing in the Fund with those of other mutual funds. This information may not be used to estimate the actual ending account balance or expenses you paid during the period. The hypothetical "Ending Account Value" is based on the actual expense ratio for each class and an assumed 5% annual rate of return before expenses, which does not represent the Fund's actual return. The figure under the heading "Expenses Paid During Period" shows the hypothetical expenses your account would have incurred under this scenario. You can compare this figure with the 5% hypothetical examples that appear in shareholder reports of other funds.


                                                              Annual Report | 13

PLEASE NOTE THAT EXPENSES SHOWN IN THE TABLE ARE MEANT TO HIGHLIGHT ONGOING COSTS AND DO NOT REFLECT ANY TRANSACTION COSTS, SUCH AS SALES CHARGES OR REDEMPTION FEES. Therefore, the second line for each class is useful in comparing ongoing costs only, and will not help you compare total costs of owning different funds. In addition, if transaction costs were included, your total costs would have been higher. Please refer to the Fund prospectus for additional information on operating expenses.

                                          BEGINNING ACCOUNT        ENDING ACCOUNT      EXPENSES PAID DURING
CLASS A                                     VALUE 3/1/06           VALUE 8/31/06      PERIOD* 3/1/06-8/31/06
-------------------------------------------------------------------------------------------------------------
Actual                                          $1,000                $1,044.70                $6.03
-------------------------------------------------------------------------------------------------------------
Hypothetical (5% return before expenses)        $1,000                $1,019.31                $5.96
-------------------------------------------------------------------------------------------------------------
CLASS B
-------------------------------------------------------------------------------------------------------------
Actual                                          $1,000                $1,040.80                $9.88
-------------------------------------------------------------------------------------------------------------
Hypothetical (5% return before expenses)        $1,000                $1,015.53                $9.75
-------------------------------------------------------------------------------------------------------------
CLASS C
-------------------------------------------------------------------------------------------------------------
Actual                                          $1,000                $1,040.70                $9.82
-------------------------------------------------------------------------------------------------------------
Hypothetical (5% return before expenses)        $1,000                $1,015.58                $9.70
-------------------------------------------------------------------------------------------------------------
CLASS R
-------------------------------------------------------------------------------------------------------------
Actual                                          $1,000                $1,043.50                $7.31
-------------------------------------------------------------------------------------------------------------
Hypothetical (5% return before expenses)        $1,000                $1,018.05                $7.22
-------------------------------------------------------------------------------------------------------------
ADVISOR CLASS
-------------------------------------------------------------------------------------------------------------
Actual                                          $1,000                $1,045.60                $4.74
-------------------------------------------------------------------------------------------------------------
Hypothetical (5% return before expenses)        $1,000                $1,020.57                $4.69
-------------------------------------------------------------------------------------------------------------

*     Expenses are equal to the annualized expense ratio for each class (A:
      1.17%; B: 1.92%; C: 1.91%; R: 1.42%; and Advisor: 0.92%), multiplied by the average account value over the period, multiplied by 184/365 to reflect the one-half year period.


14 | Annual Report

Templeton Foreign Fund

FINANCIAL HIGHLIGHTS

Templeton Foreign Fund

                                                       ---------------------------------------------------------------------------
                                                                                   YEAR ENDED AUGUST 31,
CLASS A                                                       2006             2005            2004            2003           2002
                                                       ---------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ................    $     12.86      $     10.75     $      9.60      $     8.82     $     9.69
                                                       ---------------------------------------------------------------------------
Income from investment operations a:

 Net investment income b ..........................           0.27             0.21            0.17            0.15           0.15

 Net realized and unrealized gains (losses) .......           1.54             2.15            1.17            0.77          (0.77)
                                                       ---------------------------------------------------------------------------
Total from investment operations ..................           1.81             2.36            1.34            0.92          (0.62)
                                                       ---------------------------------------------------------------------------
Less distributions from:

 Net investment income ............................          (0.21)           (0.23)          (0.19)          (0.14)         (0.25)

 Net realized gains ...............................          (0.67)           (0.02)             --              --             --
                                                       ---------------------------------------------------------------------------
Total distributions ...............................          (0.88)           (0.25)          (0.19)          (0.14)         (0.25)
                                                       ---------------------------------------------------------------------------
Redemption fees ...................................             -- d             -- d            -- d            -- d           --
                                                       ---------------------------------------------------------------------------
Net asset value, end of year ......................    $     13.79      $     12.86     $     10.75      $     9.60     $     8.82
                                                       ===========================================================================

Total return c ....................................          15.08%           22.26%          14.03%          10.80%         (6.31)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...................    $14,139,061      $15,466,639     $13,067,977      $9,896,279     $8,325,977

Ratios to average net assets:

 Expenses .........................................           1.16% e          1.15% e         1.23% e         1.22%          1.16%

 Net investment income ............................           2.09%            1.71%           1.58%           1.79%          1.63%

Portfolio turnover rate ...........................          26.15% f         34.00%          25.32%          33.36%         34.15%


a The amount shown for a share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the timing of sales and repurchase of the Fund shares in relation to income earned and/or fluctuating market value of the investments of the Fund.

b     Based on average daily shares outstanding.

c Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

d     Amount rounds to less than $0.01 per share.

e     Benefit of expense reduction rounds to less than 0.01%.

f Excludes the value of portfolio securities delivered as a result of in-kind redemptions (Note 9).


                                                              Annual Report |
 The accompanying notes are an integral part of these financial statements. | 15

Templeton Foreign Fund

                                                               -------------------------------------------------------------------
                                                                                       YEAR ENDED AUGUST 31,
CLASS B                                                            2006           2005           2004           2003          2002
                                                               -------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year .........................   $  12.63       $  10.57       $   9.46       $   8.69       $  9.56
                                                               -------------------------------------------------------------------
Income from investment operations a:

 Net investment income b ...................................       0.17           0.11           0.09           0.07          0.08

 Net realized and unrealized gains (losses) ................       1.52           2.12           1.15           0.79         (0.76)
                                                               -------------------------------------------------------------------
Total from investment operations ...........................       1.69           2.23           1.24           0.86         (0.68)
                                                               -------------------------------------------------------------------
Less distributions from:

 Net investment income .....................................      (0.12)         (0.15)         (0.13)         (0.09)        (0.19)

 Net realized gains ........................................      (0.67)         (0.02)            --             --            --
                                                               -------------------------------------------------------------------
Total distributions ........................................      (0.79)         (0.17)         (0.13)         (0.09)        (0.19)
                                                               -------------------------------------------------------------------
Redemption fees ............................................         -- d           -- d           -- d           -- d          --
                                                               -------------------------------------------------------------------
Net asset value, end of year ...............................   $  13.53       $  12.63       $  10.57       $   9.46       $  8.69
                                                               ===================================================================

Total return c .............................................      14.23%         21.30%         13.27%         10.00%        (7.07)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ............................   $229,616       $230,901       $195,116       $138,026       $87,135

Ratios to average net assets:

 Expenses ..................................................       1.91% e        1.90% e        1.98% e        1.97%         1.91%

 Net investment income .....................................       1.34%          0.96%          0.83%          1.04%         0.88%

Portfolio turnover rate ....................................      26.15% f       34.00%         25.32%         33.36%        34.15%

a The amount shown for a share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the timing of sales and repurchase of the Fund shares in relation to income earned and/or fluctuating market value of the investments of the Fund.

b     Based on average daily shares outstanding.

c Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

d     Amount rounds to less than $0.01 per share.

e     Benefit of expense reduction rounds to less than 0.01%.

f Excludes the value of portfolio securities delivered as a result of in-kind redemptions (Note 9).


16 | The accompanying notes are an integral part of these financial statements.
   | Annual Report

Templeton Foreign Fund

                                                       ---------------------------------------------------------------------------
                                                                                     YEAR ENDED AUGUST 31,
CLASS C                                                      2006             2005              2004            2003          2002
                                                       ---------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ................    $    12.65       $    10.59        $     9.47        $   8.69      $   9.55
                                                       ---------------------------------------------------------------------------
Income from investment operations a:

 Net investment income b ..........................          0.18             0.11              0.09            0.08          0.08

 Net realized and unrealized gains (losses) .......          1.52             2.12              1.16            0.77         (0.76)
                                                       ---------------------------------------------------------------------------
Total from investment operations ..................          1.70             2.23              1.25            0.85         (0.68)
                                                       ---------------------------------------------------------------------------
Less distributions from:

 Net investment income ............................         (0.12)           (0.15)            (0.13)          (0.07)        (0.18)

 Net realized gains ...............................         (0.67)           (0.02)               --              --            --
                                                       ---------------------------------------------------------------------------
Total distributions ...............................         (0.79)           (0.17)            (0.13)          (0.07)        (0.18)
                                                       ---------------------------------------------------------------------------
Redemption fees ...................................            -- d             -- d              -- d            -- d          --
                                                       ---------------------------------------------------------------------------
Net asset value, end of year ......................    $    13.56       $    12.65        $    10.59        $   9.47      $   8.69
                                                       ===========================================================================

Total return c ....................................         14.31%           21.24%            13.29%           9.94%        (7.10)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...................    $1,490,648       $1,459,630        $1,188,885        $900,811      $793,143

Ratios to average net assets:

 Expenses .........................................          1.90% e          1.90% e           1.98% e         1.97%         1.91%

 Net investment income ............................          1.35%            0.96%             0.83%           1.04%         0.88%

Portfolio turnover rate ...........................         26.15% f         34.00%            25.32%          33.36%        34.15%

a     The amount shown for a share outstanding throughout the period   may not
      correlate with the Statement of Operations for the period due to the timing of sales and repurchase of the Fund shares in relation to income earned and/or fluctuating market value of the investments of the Fund.

b     Based on average daily shares outstanding.

c Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

d     Amount rounds to less than $0.01 per share.

e     Benefit of expense reduction rounds to less than 0.01%.

f Excludes the value of portfolio securities delivered as a result of in-kind redemptions (Note 9).


                                                              Annual Report |
 The accompanying notes are an integral part of these financial statements. | 17

Templeton Foreign Fund

                                                      -----------------------------------------------------------------
                                                                              YEAR ENDED AUGUST 31,
CLASS R                                                    2006           2005          2004          2003       2002 g
                                                      -----------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ................   $  12.77       $  10.68       $   9.56       $  8.81       $ 9.30
                                                      -----------------------------------------------------------------
Income from investment operations a:

 Net investment income b ..........................       0.25           0.18           0.15          0.14         0.14

 Net realized and unrealized gains (losses) .......       1.52           2.13           1.15          0.76        (0.63)
                                                      -----------------------------------------------------------------
Total from investment operations ..................       1.77           2.31           1.30          0.90        (0.49)
                                                      -----------------------------------------------------------------
Less distributions from:
 Net investment income ............................      (0.19)         (0.20)         (0.18)        (0.15)          --
 Net realized gains ...............................      (0.67)         (0.02)            --            --           --
                                                      -----------------------------------------------------------------
Total distributions ...............................      (0.86)         (0.22)         (0.18)        (0.15)          --
                                                      -----------------------------------------------------------------
Redemption fees ...................................         -- d           -- d           -- d          -- d         --
                                                      -----------------------------------------------------------------
Net asset value, end of year ......................   $  13.68       $  12.77       $  10.68       $  9.56       $ 8.81
                                                      =================================================================

Total return c ....................................      14.88%         21.88%         13.76%        10.46%       (5.27)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...................   $218,355       $178,473       $114,301       $55,346       $5,641

Ratios to average net assets:

 Expenses .........................................       1.41% e        1.40% e        1.48% e       1.47%        1.41% h

 Net investment income ............................       1.84%          1.46%          1.33%         1.54%        1.38% h

Portfolio turnover rate ...........................      26.15% f       34.00%         25.32%        33.36%       34.15%

a The amount shown for a share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the timing of sales and repurchase of the Fund shares in relation to income earned and/or fluctuating market value of the investments of the Fund.

b     Based on average daily shares outstanding.

c Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

d     Amount rounds to less than $0.01 per share.

e     Benefit of expense reduction rounds to less than 0.01%.

f Excludes the value of portfolio securities delivered as a result of in-kind redemptions (Note 9).

g     For the period January 2, 2002 (effective date) to August 31, 2002.

h     Annualized.


18 | The accompanying notes are an integral part of these financial statements.
   | Annual Report

Templeton Foreign Fund

                                                             --------------------------------------------------------------------
                                                                                         YEAR ENDED AUGUST 31,
ADVISOR CLASS                                                      2006            2005          2004          2003          2002
                                                             --------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ......................    $    12.85      $    10.75      $   9.59      $   8.81      $   9.69
                                                             --------------------------------------------------------------------

Income from investment operations a:

 Net investment income b ................................          0.32            0.25          0.20          0.17          0.17

 Net realized and unrealized gains (losses) .............          1.51            2.12          1.17          0.77         (0.77)
                                                             --------------------------------------------------------------------
Total from investment operations ........................          1.83            2.37          1.37          0.94         (0.60)
                                                             --------------------------------------------------------------------
Less distributions from:

 Net investment income ..................................         (0.24)          (0.25)        (0.21)        (0.16)        (0.28)

 Net realized gains .....................................         (0.67)          (0.02)           --            --            --
                                                             --------------------------------------------------------------------
Total distributions .....................................         (0.91)          (0.27)        (0.21)        (0.16)        (0.28)
                                                             --------------------------------------------------------------------
Redemption fees .........................................            -- c            -- c          -- c          -- c          --
                                                             --------------------------------------------------------------------
Net asset value, end of year ............................    $    13.77      $    12.85      $  10.75      $   9.59      $   8.81
                                                             ====================================================================

Total return ............................................         15.31%          22.46%        14.39%        11.11%        (6.15)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .........................    $2,176,785      $1,727,076      $762,207      $421,725      $297,866

Ratios to average net assets:

 Expenses ...............................................          0.91% d         0.90% d       0.98% d       0.97%         0.91%

 Net investment income ..................................          2.34%           1.96%         1.83%         2.04%         1.88%

Portfolio turnover rate .................................         26.15% e        34.00%        25.32%        33.36%        34.15%

a The amount shown for a share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the timing of sales and repurchase of the Fund shares in relation to income earned and/or fluctuating market value of the investments of the Fund.

b     Based on average daily shares outstanding.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.

e Excludes the value of portfolio securities delivered as a result of in-kind redemptions (Note 9).


                                                              Annual Report |
 The accompanying notes are an integral part of these financial statements. | 19

Templeton Foreign Fund

STATEMENT OF INVESTMENTS, AUGUST 31, 2006

------------------------------------------------------------------------------------------------------------------------------------
                                                                       INDUSTRY                           SHARES           VALUE
------------------------------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS 94.8%
  COMMON STOCKS 92.3%
  AUSTRALIA 1.6%
  Alumina Ltd. ..................................                   Metals & Mining                     19,351,930     $  93,773,360
  Amcor Ltd. ....................................                Containers & Packaging                  3,430,490        17,565,485
  Billabong International Ltd. ..................           Textiles, Apparel & Luxury Goods             3,732,102        42,149,913
  Qantas Airways Ltd. ...........................                       Airlines                        50,713,189       133,125,371
                                                                                                                       -------------
                                                                                                                         286,614,129
                                                                                                                       -------------
  BELGIUM 0.0% a
  Umicore .......................................                      Chemicals                            14,167         2,060,111
                                                                                                                       -------------
  BERMUDA 2.9%
  ACE Ltd. ......................................                      Insurance                         6,319,864       340,387,875
  XL Capital Ltd., A ............................                      Insurance                         2,977,711       195,456,950
                                                                                                                       -------------
                                                                                                                         535,844,825
                                                                                                                       -------------
  BRAZIL 0.4%
  Companhia de Saneamento Basico
    do Estado de Sao Paulo ......................                   Water Utilities                    411,970,000        45,159,137
  Contax Participacoes SA, ADR ..................            Commercial Services & Supplies              6,861,122         5,856,275
  Embraer-Empresa Brasileira de
    Aeronautica SA, ADR .........................                 Aerospace & Defense                      468,359        18,078,657
                                                                                                                       -------------
                                                                                                                          69,094,069
                                                                                                                       -------------
  CANADA 1.2%
  BCE Inc. ......................................        Diversified Telecommunication Services          8,942,612       223,160,584
                                                                                                                       -------------
  CHINA 2.2%
  China Mobile Ltd. .............................         Wireless Telecommunication Services           19,363,593       130,215,168
  China Shenhua Energy Co. Ltd., H ..............             Oil, Gas & Consumable Fuels               90,534,714       160,179,712
  China Telecom Corp. Ltd., H ...................        Diversified Telecommunication Services        307,835,042       103,703,469
  Guangdong Electric Power
    Development Co. Ltd., B .....................     Independent Power Producers & Energy Traders          10,859             5,138
                                                                                                                       -------------
                                                                                                                         394,103,487
                                                                                                                       -------------
  DENMARK 0.6%
b Vestas Wind Systems AS ........................                 Electrical Equipment                   4,197,261       117,498,655
                                                                                                                       -------------
  FINLAND 2.7%
  Fortum OYJ ....................................                  Electric Utilities                       64,000         1,721,933
  Stora Enso OYJ, R (EUR/FIM Traded) ............               Paper & Forest Products                 11,962,031       181,763,436
  Stora Enso OYJ, R (SEK Traded) ................               Paper & Forest Products                  2,237,714        33,807,223
  UPM-Kymmene OYJ ...............................               Paper & Forest Products                 11,437,285       271,088,804
                                                                                                                       -------------
                                                                                                                         488,381,396
                                                                                                                       -------------


20 | Annual Report

Templeton Foreign Fund

------------------------------------------------------------------------------------------------------------------------------------
                                                                          INDUSTRY                       SHARES            VALUE
------------------------------------------------------------------------------------------------------------------------------------
    LONG TERM INVESTMENTS (CONTINUED)
    COMMON STOCKS (CONTINUED)
    FRANCE 4.7%
  b Eutelsat Communications .........................                      Media                        3,628,738     $   60,903,720
    France Telecom SA ...............................      Diversified Telecommunication Services      10,674,343        226,610,784
    Sanofi-Aventis ..................................                 Pharmaceuticals                   3,501,347        314,239,086
  c Sanofi-Aventis, 144A ............................                 Pharmaceuticals                     579,090         51,972,202
    Societe BIC SA ..................................          Commercial Services & Supplies             778,359         48,405,714
    Societe Generale, A .............................                 Commercial Banks                     21,135          3,411,848
    Total SA, B .....................................           Oil, Gas & Consumable Fuels                34,620          2,337,516
    Valeo SA ........................................                 Auto Components                   1,841,292         67,374,845
    Vinci SA ........................................            Construction & Engineering               746,934         80,864,117
                                                                                                                      --------------
                                                                                                                         856,119,832
                                                                                                                      --------------
    GERMANY 5.0%
    BASF AG .........................................                    Chemicals                      3,862,889        317,783,840
    Celesio AG ......................................         Health Care Providers & Services          1,475,388         75,402,751
    Commerzbank AG ..................................                 Commercial Banks                     55,509          1,940,103
    Deutsche Post AG ................................             Air Freight & Logistics               5,455,505        138,184,247
    E.ON AG .........................................                Electric Utilities                    14,155          1,795,222
    Hypo Real Estate Holding AG .....................            Thrifts & Mortgage Finance                50,769          3,153,393
  b Infineon Technologies AG ........................     Semiconductors & Semiconductor Equipment      5,809,920         68,332,883
    Siemens AG ......................................             Industrial Conglomerates              3,239,925        275,003,202
    TUI AG ..........................................          Hotels, Restaurants & Leisure            1,390,760         27,279,995
                                                                                                                      --------------
                                                                                                                         908,875,636
                                                                                                                      --------------
    GUERNSEY ISLANDS 1.8%
b,d KKR Private Equity Investors LP, Reg S ..........          Diversified Financial Services          14,356,830        324,320,790
                                                                                                                      --------------
    HONG KONG 8.1%
    Cheung Kong (Holdings) Ltd. .....................                   Real Estate                    51,463,459        568,415,716
    Hang Lung Group Ltd. ............................                   Real Estate                    37,377,522        101,166,458
    Hong Kong Electric Holdings Ltd. ................                Electric Utilities                26,308,873        125,840,120
  b Hutchison China Meditech Ltd. ...................         Health Care Providers & Services              1,623              5,006
    Hutchison Whampoa Ltd. ..........................             Industrial Conglomerates             30,502,257        277,088,233
    MTR Corp. Ltd. ..................................                   Road & Rail                    37,463,901         95,764,229
    Swire Pacific Ltd., A ...........................                   Real Estate                    22,944,714        251,064,986
    Yue Yuen Industrial Holdings Ltd. ...............         Textiles, Apparel & Luxury Goods         19,809,744         57,310,649
                                                                                                                      --------------
                                                                                                                       1,476,655,397
                                                                                                                      --------------
    INDIA 2.9%
    Gail India Ltd. .................................                  Gas Utilities                   19,954,680        112,073,348
  c Gail India Ltd., GDR, 144A ......................                  Gas Utilities                       31,782          1,071,001
    Hindustan Petroleum Corp. Ltd. ..................           Oil, Gas & Consumable Fuels             6,981,220         41,747,636
    Housing Development Finance
     Corp. Ltd. .....................................            Thrifts & Mortgage Finance               812,922         22,882,670
    Reliance Industries Ltd. ........................           Oil, Gas & Consumable Fuels            10,524,413        253,056,884
    Tata Motors Ltd. ................................                    Machinery                      5,815,200        105,738,302
                                                                                                                      --------------
                                                                                                                         536,569,841
                                                                                                                      --------------


                                                              Annual Report | 21

Templeton Foreign Fund

------------------------------------------------------------------------------------------------------------------------------------
                                                                          INDUSTRY                       SHARES            VALUE
------------------------------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS (CONTINUED)
  COMMON STOCKS (CONTINUED)
  ISRAEL 0.9%
b Check Point Software Technologies Ltd. .............                    Software                      8,907,382     $  165,588,231
                                                                                                                      --------------
  ITALY 2.8%
  Banca Intesa SpA ...................................                Commercial Banks                    318,515          2,134,266
  Banca Italease .....................................         Diversified Financial Services              38,362          1,839,170
  Eni SpA ............................................          Oil, Gas & Consumable Fuels             8,195,030        250,937,379
  UniCredito Italiano SpA ............................                Commercial Banks                 32,513,710        259,103,824
                                                                                                                      --------------
                                                                                                                         514,014,639
                                                                                                                      --------------
  JAPAN 13.1%
  Acom Co. Ltd. ......................................                Consumer Finance                  1,664,269         74,414,787
  CANON Inc. .........................................               Office Electronics                    44,400          2,208,372
  East Japan Railway Co. .............................                  Road & Rail                         3,147         23,237,653
  Hitachi Ltd. .......................................       Electronic Equipment & Instruments        10,179,585         64,589,625
b Konica Minolta Holdings Ltd. .......................               Office Electronics                 7,874,668        102,947,795
  Makita Corp. .......................................               Household Durables                 3,756,592        110,379,785
  Mitsubishi Corp. ...................................        Trading Companies & Distributors            111,700          2,273,670
  Mitsubishi UFJ Financial Group Inc. ................                Commercial Banks                     22,198        302,489,460
  Mitsui Fudosan Co. Ltd. ............................      Real Estate Management & Development           83,000          1,859,132
  NEC Corp. ..........................................            Computers & Peripherals               2,222,004         12,925,339
  Nippon Telegraph & Telephone Corp. .................     Diversified Telecommunication Services          23,321        117,781,825
  Nomura Holdings Inc. ...............................                Capital Markets                   8,702,592        168,248,383
  Shinsei Bank Ltd. ..................................                Commercial Banks                 30,737,383        189,269,922
c Shinsei Bank Ltd., 144A ............................                Commercial Banks                  2,439,641         15,022,446
  Sompo Japan Insurance Inc. .........................                   Insurance                     12,865,376        169,945,903
  Sony Corp. .........................................               Household Durables                 5,462,304        236,328,445
  Sumitomo Mitsui Financial Group Inc. ...............                Commercial Banks                     49,784        559,680,450
  Takeda Pharmaceutical Co. Ltd. .....................                Pharmaceuticals                   3,713,444        245,739,129
                                                                                                                      --------------
                                                                                                                       2,399,342,121
                                                                                                                      --------------
  MEXICO 0.5%
  Telefonos de Mexico SA de CV, L, ADR ...............     Diversified Telecommunication Services       4,131,619         99,737,283
                                                                                                                      --------------
  NETHERLANDS 2.8%
  Akzo Nobel NV ......................................                   Chemicals                         76,574          4,410,873
  ING Groep NV .......................................         Diversified Financial Services           9,125,835        394,605,650
  Reed Elsevier NV ...................................                     Media                        7,192,917        115,378,872
                                                                                                                      --------------
                                                                                                                         514,395,395
                                                                                                                      --------------
  NORWAY 0.6%
  Telenor ASA ........................................     Diversified Telecommunication Services       8,971,966        113,527,874
                                                                                                                      --------------
  PHILIPPINES 0.5%
  Ayala Land Inc. ....................................                  Real Estate                   103,610,270         27,534,225
  Philippine Long Distance Telephone Co. .............      Wireless Telecommunication Services         1,508,170         56,704,817
  Philippine Long Distance
   Telephone Co., ADR ................................      Wireless Telecommunication Services            11,909            445,873
                                                                                                                      --------------
                                                                                                                          84,684,915
                                                                                                                      --------------


22 | Annual Report

Templeton Foreign Fund

------------------------------------------------------------------------------------------------------------------------------------
                                                                     INDUSTRY                            SHARES           VALUE
------------------------------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS (CONTINUED)
  COMMON STOCKS (CONTINUED)
  RUSSIA 1.2%
  Mobile Telesystems, ADR .......................        Wireless Telecommunication Services           5,817,058      $  212,904,323
c Novolipetsk Steel, GDR, 144A ..................                  Metals & Mining                        41,348             814,555
                                                                                                                      --------------
                                                                                                                         213,718,878
                                                                                                                      --------------
  SINGAPORE 0.9%
b Flextronics International Ltd. ................         Electronic Equipment & Instruments           8,241,700          97,252,060
  Venture Corp. Ltd. ............................         Electronic Equipment & Instruments           8,250,633          60,814,833
                                                                                                                      --------------
                                                                                                                         158,066,893
                                                                                                                      --------------
  SOUTH AFRICA 0.8%
  Old Mutual PLC ................................                     Insurance                       48,922,877         152,535,749
                                                                                                                      --------------
  SOUTH KOREA 5.8%
  Hana Financial Group Inc. .....................                  Commercial Banks                    5,300,464         228,549,082
  Kookmin Bank ..................................                  Commercial Banks                    1,699,910         137,577,237
  KT Corp., ADR .................................       Diversified Telecommunication Services         4,753,831         105,059,665
  POSCO .........................................                  Metals & Mining                       375,270          94,276,194
  Samsung Electronics Co. Ltd. ..................      Semiconductors & Semiconductor Equipment          493,974         334,009,258
  Shinhan Financial Group Co. Ltd. ..............                  Commercial Banks                    3,337,030         150,483,981
                                                                                                                      --------------
                                                                                                                       1,049,955,417
                                                                                                                      --------------
  SPAIN 3.3%
c Gamesa Corp. Tecnologica SA, 144A .............                Electrical Equipment                  9,329,770         196,631,797
  Repsol YPF SA .................................            Oil, Gas & Consumable Fuels               8,288,529         238,296,259
  Telefonica SA .................................       Diversified Telecommunication Services         9,275,210         159,237,540
                                                                                                                      --------------
                                                                                                                         594,165,596
                                                                                                                      --------------
  SWEDEN 0.8%
b Husqvarna AB, B ...............................                 Household Durables                   4,992,742          53,903,166
  Securitas AB, B ...............................           Commercial Services & Supplies             5,593,146          98,391,401
                                                                                                                      --------------
                                                                                                                         152,294,567
                                                                                                                      --------------
  SWITZERLAND 0.3%
  Lonza Group AG ................................                     Chemicals                          695,817          45,394,731
  Roche Holding AG ..............................                  Pharmaceuticals                        13,176           2,428,919
                                                                                                                      --------------
                                                                                                                          47,823,650
                                                                                                                      --------------
  TAIWAN 3.8%
  Chunghwa Telecom Co. Ltd., ADR ................       Diversified Telecommunication Services        10,367,274         179,457,511
e Compal Electronics Inc. .......................              Computers & Peripherals               200,758,437         175,761,277
b Lite-On Technology Corp. ......................              Computers & Peripherals               113,393,400         140,811,053
  Mega Financial Holding Co. Ltd. ...............                  Commercial Banks                  147,528,000          97,990,236
  Taiwan Semiconductor
    Manufacturing Co. Ltd. ......................      Semiconductors & Semiconductor Equipment       58,056,496         102,537,768
                                                                                                                      --------------
                                                                                                                         696,557,845
                                                                                                                      --------------


                                                              Annual Report | 23

Templeton Foreign Fund

------------------------------------------------------------------------------------------------------------------------------------
                                                                    INDUSTRY                            SHARES            VALUE
------------------------------------------------------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS (CONTINUED)
  COMMON STOCKS (CONTINUED)
  THAILAND 0.0% a
  Advanced Info Service Public Co.
   Ltd., fgn ....................................      Wireless Telecommunication Services             1,389,000     $     3,344,984
                                                                                                                     ---------------
  UNITED KINGDOM 20.1%
  Alliance Boots PLC ............................            Food & Staples Retailing                 11,363,877         166,932,461
  Amvescap PLC ..................................                Capital Markets                      26,386,011         272,302,337
  Aviva PLC .....................................                   Insurance                          9,353,614         131,435,944
  BP PLC ........................................          Oil, Gas & Consumable Fuels                26,882,139         305,574,068
  British Sky Broadcasting Group PLC ............                     Media                           38,142,700         407,066,526
  Burberry Group PLC ............................        Textiles, Apparel & Luxury Goods              9,602,235          87,484,802
  Centrica PLC ..................................                Multi-Utilities                      26,732,570         150,155,440
  Compass Group PLC .............................         Hotels, Restaurants & Leisure               33,308,392         161,881,701
  Electrocomponents PLC .........................       Electronic Equipment & Instruments            18,659,023          84,911,232
  GlaxoSmithKline PLC ...........................                Pharmaceuticals                      16,294,412         461,657,576
  Kingfisher PLC ................................                Specialty Retail                     20,792,219          93,431,041
  Pearson PLC ...................................                     Media                           20,027,289         284,853,204
  Reed Elsevier PLC .............................                     Media                            5,959,496          63,941,349
b Rolls-Royce Group PLC .........................              Aerospace & Defense                       218,660           1,816,281
  Royal Bank of Scotland Group PLC ..............                Commercial Banks                      4,974,902         168,799,273
  Royal Dutch Shell PLC, A ......................          Oil, Gas & Consumable Fuels                 4,440,204         153,540,418
  Royal Dutch Shell PLC, B ......................          Oil, Gas & Consumable Fuels                 6,835,996         244,702,266
  Smiths Group PLC ..............................            Industrial Conglomerates                  5,446,707          89,188,900
  Tesco PLC .....................................            Food & Staples Retailing                    258,334           1,855,621
  Vodafone Group PLC ............................      Wireless Telecommunication Services            85,669,511         185,547,896
  William Morrison Supermarkets PLC .............            Food & Staples Retailing                 37,904,328         159,679,963
                                                                                                                     ---------------
                                                                                                                       3,676,758,299
                                                                                                                     ---------------
  TOTAL COMMON STOCKS
    (COST $12,525,898,955) ......................                                                                     16,855,811,088
                                                                                                                     ---------------
  PREFERRED STOCKS 1.8%
  BRAZIL 1.3%
  Companhia Vale do Rio Doce, ADR,
   pfd., A ......................................                Metals & Mining                       6,436,782         115,862,076
  Tele Norte Leste Participacoes SA,
   ADR, pfd. ....................................     Diversified Telecommunication Services           9,950,430         128,261,043
                                                                                                                     ---------------
                                                                                                                         244,123,119
                                                                                                                     ---------------
  UNITED STATES 0.5%
  XL Capital Ltd., 6.50%, cvt. pfd. .............                   Insurance                          3,775,444          82,229,170
                                                                                                                     ---------------
  TOTAL PREFERRED STOCKS
    (COST $259,676,765) .........................                                                                        326,352,289
                                                                                                                     ---------------


24 | Annual Report

Templeton Foreign Fund

------------------------------------------------------------------------------------
                                               PRINCIPAL AMOUNT g          VALUE
------------------------------------------------------------------------------------
  LONG TERM INVESTMENTS (CONTINUED)
  BONDS & NOTES 0.7%
  AUSTRALIA 0.1%
  Queensland Treasury Corp., Series 07G,
   8.00%, 9/14/07 .......................         30,700,000 AUD      $   23,884,961
                                                                      --------------
  CANADA 0.0% a
  Government of Canada, 3.25%,
   12/01/06 .............................          4,797,000 CAD           4,332,193
                                                                      --------------
  GERMANY 0.3%
  KfW Bankengruppe, FRN,
   0.2010%, 8/08/11 .....................      6,300,000,000 JPY          53,729,452
                                                                      --------------
  SINGAPORE 0.0% a
  Government of Singapore,
   1.75%, 2/01/07 .......................          6,846,000 SGD           4,333,372
                                                                      --------------
  UNITED STATES 0.3%
  Federal Home Loan Mortgage Corp.,
   5.50%,12/01/2035 .....................         48,364,385              47,535,588
                                                                      --------------
  TOTAL BONDS & NOTES
    (COST $133,726,480) .................                                133,815,566
                                                                      --------------
  TOTAL LONG TERM INVESTMENTS
    (COST $12,919,302,200) ..............                             17,315,978,943
                                                                      --------------
  SHORT TERM INVESTMENTS 6.3%
  GOVERNMENT AND AGENCY SECURITIES 6.3%
  SWEDEN 0.6%
f Swedish Treasury Bills,
   12/20/06 - 12/19/07 ..................        759,475,000 SEK         101,186,987
                                                                      --------------
  THAILAND 0.2%
f Thailand Treasury Bills,
   1/04/07 - 8/16/07 ....................        819,681,000 THB          37,773,472
                                                                      --------------
  UNITED STATES 5.5%
f U.S. Treasury Bills, 10/05/06 - 2/08/07      1,023,353,000           1,009,057,239
                                                                      --------------
  TOTAL SHORT TERM INVESTMENTS
    (COST $1,147,060,060) ...............                              1,148,017,698
                                                                      --------------


                                                              Annual Report | 25

Templeton Foreign Fund

----------------------------------------------------------------------------------------
                                                                             VALUE
----------------------------------------------------------------------------------------
   TOTAL INVESTMENTS
    (COST $14,066,362,260) 101.1%                                       $18,463,996,641
   OTHER ASSETS, LESS LIABILITIES (1.1)%                                   (209,531,406)
                                                                        ---------------
   NET ASSETS 100.0% ...................                                $18,254,465,235
                                                                        ===============

CURRENCY ABBREVIATIONS

AUD - Australian Dollar
CAD - Canadian Dollar
EUR - Euro
FIM - Finnish Markka
JPY - Japanese Yen
SEK - Swedish Krona
SGD - Singapore Dollar
THB - Thai Baht

SELECTED PORTFOLIO ABBREVIATIONS

ADR - American Depository Receipt
FRN - Floating Rate Note
GDR - Global Depository Receipt

a     Rounds to less than 0.1% of net assets.

b     Non-income producing for the twelve months ended August 31, 2006.

c Security was purchased pursuant to Rule 144A under the Securities Act of 1933 and may be sold in transactions exempt from registration only to qualified institutional buyers or in a public offering registered under the Securities Act of 1933. These securities have been deemed liquid under the guidelines approved by the Fund's Board of Directors. At August 31, 2006, the aggregate value of these securities was $265,512,001, representing 1.45% of net assets.

d Security was purchased pursuant to Regulation S under the Securities Act of 1933, which exempts from registration securities offered and sold outside of the United States. Such a security cannot be sold in the United States without either an effective registration statement filed pursuant to the Securities Act of 1933, or pursuant to an exemption from registration. This security has been deemed liquid under guidelines approved by the Fund's Board of Directors. At August 31, 2006, the value of this security was $324,320,790, representing 1.79% of net assets.

e     See Note 8 regarding holdings of 5% voting securities.

f     The security is traded on a discount basis with no stated coupon rate.

g     The principal amount is stated in U.S. dollars unless otherwise indicated.


26 | The accompanying notes are an integral part of these financial statements.
   | Annual Report

Templeton Foreign Fund

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
August 31, 2006

Assets:
 Investments in securities:
  Cost - Unaffiliated issuers .............................      $13,882,353,132
  Cost - Non-controlled issuers (Note 8) ..................          184,009,128
                                                                 ---------------
  Total cost of investments ...............................      $14,066,362,260
                                                                 ===============
  Value - Unaffiliated issuers ............................      $18,288,235,364
  Value - Non-controlled issuers (Note 8) .................          175,761,277
                                                                 ---------------
  Total value of investments ..............................       18,463,996,641
 Cash .....................................................            1,030,555
 Foreign currency, at value (cost $350,119,331) ...........          331,084,345
 Receivables:
  Investment securities sold ..............................          311,022,133
  Capital shares sold .....................................           13,587,451
  Dividends and interest ..................................           48,091,639
  Other (Note 10) .........................................            2,238,678
                                                                 ---------------
        Total assets ......................................       19,171,051,442
                                                                 ---------------
Liabilities:
 Payables:
  Investment securities purchased .........................          732,602,861
  Capital shares redeemed .................................          154,813,394
  Affiliates ..............................................           22,435,470
 Deferred taxes ...........................................            3,567,164
 Accrued expenses and other liabilities ...................            3,167,318
                                                                 ---------------
        Total liabilities .................................          916,586,207
                                                                 ---------------
           Net assets, at value ...........................      $18,254,465,235
                                                                 ===============
Net assets consist of:
 Paid-in capital ..........................................      $12,458,620,447
 Undistributed net investment income ......................          302,112,473
 Net unrealized appreciation (depreciation) ...............        4,374,858,628
 Accumulated net realized gain (loss) .....................        1,118,873,687
                                                                 ---------------
           Net assets, at value ...........................      $18,254,465,235
                                                                 ===============


                                                              Annual Report |
 The accompanying notes are an integral part of these financial statements. | 27

Templeton Foreign Fund

STATEMENT OF ASSETS AND LIABILITIES (CONTINUED)
August 31, 2006

CLASS A:
 Net assets, at value .........................................................              $14,139,061,211
                                                                                             ===============
 Shares outstanding ...........................................................                1,025,194,121
                                                                                             ===============
 Net asset value per share a ..................................................              $         13.79
                                                                                             ===============
 Maximum offering price per share (net asset value per share / 94.25%) ........              $         14.63
                                                                                             ===============
CLASS B:
 Net assets, at value .........................................................              $   229,615,702
                                                                                             ===============
 Shares outstanding ...........................................................                   16,969,640
                                                                                             ===============
 Net asset value and maximum offering price per share a .......................              $         13.53
                                                                                             ===============
CLASS C:
 Net assets, at value .........................................................              $ 1,490,648,367
                                                                                             ===============
 Shares outstanding ...........................................................                  109,957,902
                                                                                             ===============
 Net asset value and maximum offering price per share a .......................              $         13.56
                                                                                             ===============
CLASS R:
 Net assets, at value .........................................................              $   218,354,525
                                                                                             ===============
 Shares outstanding ...........................................................                   15,965,508
                                                                                             ===============
 Net asset value and maximum offering price per share a .......................              $         13.68
                                                                                             ===============
ADVISOR CLASS:
 Net assets, at value .........................................................              $ 2,176,785,430
                                                                                             ===============
 Shares outstanding ...........................................................                  158,063,268
                                                                                             ===============
 Net asset value and maximum offering price per share a .......................                       $13.77
                                                                                             ===============

a Redemption price is equal to net asset value less contingent deferred sales charges, if applicable, and redemption fees retained by the Fund.


28 | The accompanying notes are an integral part of these financial statements.
   | Annual Report

Templeton Foreign Fund

STATEMENT OF OPERATIONS
for the year ended August 31, 2006

Investment income:
  Dividends (net of foreign taxes of $36,396,990)
    Unaffiliated issuers ....................................................................           $   537,093,684
    Non-controlled affiliated issuers (Note 8) ..............................................                 8,720,362
  Interest ..................................................................................                77,633,939
  Other income (Note 10) ....................................................................                 2,281,617
                                                                                                        ---------------
    Total investment income .................................................................               625,729,602
                                                                                                        ---------------
Expenses:
 Management fees (Note 3a) ..................................................................               113,901,809
 Administrative fees (Note 3b) ..............................................................                14,855,062
 Distribution fees (Note 3c)
  Class A ...................................................................................                38,064,835
  Class B ...................................................................................                 2,340,930
  Class C ...................................................................................                14,970,121
  Class R ...................................................................................                 1,054,022
 Transfer agent fees (Note 3e) ..............................................................                37,131,318
 Custodian fees (Note 4) ....................................................................                 6,718,301
 Reports to shareholders ....................................................................                 1,061,712
 Registration and filing fees ...............................................................                   325,955
 Professional fees ..........................................................................                   265,666
 Directors' fees and expenses ...............................................................                   226,580
 Other ......................................................................................                   368,701
                                                                                                        ===============
    Total expenses ..........................................................................               231,285,012
    Expense reductions (Note 4) .............................................................                   (49,753)
                                                                                                        ---------------
           Net expenses .....................................................................               231,235,259
                                                                                                        ---------------
              Net investment income .........................................................               394,494,343
                                                                                                        ===============
Realized and unrealized gains (losses):
 Net realized gain (loss) from:
  Investments (including gain from redemptions in-kind of $143,266,830 - Note 9) ............             1,659,598,869
  Foreign currency transactions .............................................................                (7,582,601)
                                                                                                        ---------------
           Net realized gain (loss) .........................................................             1,652,016,268
                                                                                                        ---------------
 Net change in unrealized appreciation (depreciation) on:
  Investments ...............................................................................               643,707,624
  Translation of assets and liabilities denominated in foreign currencies ...................                (2,186,809)
  Change in deferred taxes on unrealized appreciation .......................................                (3,567,164)
                                                                                                        ---------------
           Net change in unrealized appreciation (depreciation) .............................               637,953,651
                                                                                                        ---------------
Net realized and unrealized gain (loss) .....................................................             2,289,969,919
                                                                                                        ---------------
Net increase (decrease) in net assets resulting from operations .............................           $ 2,684,464,262
                                                                                                        ===============


                                                              Annual Report |
 The accompanying notes are an integral part of these financial statements. | 29

Templeton Foreign Fund

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                              -------------------------------------
                                                                                                       YEAR ENDED AUGUST 31,
                                                                                                     2006                 2005
                                                                                              -------------------------------------
Increase (decrease) in net assets:
 Operations:
  Net investment income ..................................................................    $    394,494,343     $    294,930,582
  Net realized gain (loss) from investments and foreign currency transactions ............       1,652,016,268          971,811,565
  Net change in unrealized appreciation (depreciation) on investments, translation of
    assets and liabilities denominated in foreign currencies and deferred taxes ..........         637,953,651        2,144,341,956
                                                                                              -------------------------------------
         Net increase (decrease) in net assets resulting from operations .................       2,684,464,262        3,411,084,103
                                                                                              -------------------------------------
 Distributions to shareholders from:
  Net investment income:
    Class A ..............................................................................        (253,734,049)        (273,911,468)
    Class B ..............................................................................          (2,119,956)          (2,747,991)
    Class C ..............................................................................         (13,844,588)         (16,469,565)
    Class R ..............................................................................          (2,728,271)          (2,322,092)
    Advisor Class ........................................................................         (36,217,093)         (19,608,644)
  Net realized gains:
    Class A ..............................................................................        (802,770,606)         (23,672,555)
    Class B ..............................................................................         (12,149,229)            (362,026)
    Class C ..............................................................................         (77,484,799)          (2,187,583)
    Class R ..............................................................................         (10,001,196)            (225,830)
    Advisor Class ........................................................................        (100,722,059)          (1,502,661)
                                                                                              -------------------------------------
 Total distributions to shareholders .....................................................      (1,311,771,846)        (343,010,415)
                                                                                              -------------------------------------
 Capital share transactions: (Note 2)
    Class A ..............................................................................      (2,399,425,629)        (167,929,607)
    Class B ..............................................................................         (18,175,997)          (2,695,369)
    Class C ..............................................................................         (78,618,596)          34,862,854
    Class R ..............................................................................          23,990,832           38,612,358
    Advisor Class ........................................................................         291,154,846          763,227,503
                                                                                              -------------------------------------
 Total capital share transactions ........................................................      (2,181,074,544)         666,077,739
                                                                                              -------------------------------------
 Redemption fees .........................................................................             128,909               80,608
                                                                                              -------------------------------------
         Net increase (decrease) in net assets ...........................................        (808,253,219)       3,734,232,035
Net assets:
 Beginning of year .......................................................................      19,062,718,454       15,328,486,419
                                                                                              -------------------------------------
 End of year .............................................................................    $ 18,254,465,235     $ 19,062,718,454
                                                                                              =====================================
Undistributed net investment income included in net assets:
 End of year .............................................................................    $    302,112,473     $    175,749,073
                                                                                              =====================================


30 | The accompanying notes are an integral part of these financial statements.
   | Annual Report

Templeton Foreign Fund

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Templeton Funds, Inc. is registered under the Investment Company Act of 1940 (1940 Act) as an open-end investment company, consisting of two separate funds. The Templeton Foreign Fund (the Fund) included in this report is diversified. The financial statements of the remaining fund in the series are presented separately. The Fund offers five classes of shares: Class A, Class B, Class C, Class R, and Advisor Class. Effective March 1, 2005, Class B shares are only offered to existing Class B shareholders in the form of reinvested distributions and certain exchanges from other Franklin Templeton Class B shares. Each class of shares differs by its initial sales load, contingent deferred sales charges, distribution fees, voting rights on matters affecting a single class and its exchange privilege.

The following summarizes the Fund's significant accounting policies.

A. SECURITY VALUATION

Securities listed on a securities exchange or on the NASDAQ National Market System are valued at the last quoted sale price or the official closing price of the day, respectively.

Over-the-counter securities and listed securities for which there is no reported sale are valued within the range of the most recent quoted bid and ask prices. Securities that trade in multiple markets or on multiple exchanges are valued according to the broadest and most representative market.

Corporate debt securities, government securities, and other mortgage-backed securities, generally trade in the over-the-counter market rather than on a securities exchange. The Fund may utilize independent pricing services, quotations from bond dealers, and information with respect to bond and note transactions, to assist in determining a current market value for each security. The Fund's pricing services may use valuation models or matrix pricing which considers information with respect to comparable bond and note transactions, quotations from bond dealers, or by reference to other securities that are considered comparable in such characteristics as rating, interest rate and maturity date, option adjusted spread models, prepayment projections, interest rate spreads and yield curves, to determine current value.

Foreign securities are valued as of the close of trading on the foreign stock exchange on which the security is primarily traded, or the NYSE, whichever is earlier. If no sale is reported at that time, the foreign security will be valued within the range of the most recent quoted bid and ask prices. The value is then converted into its U.S. dollar equivalent at the foreign exchange rate in effect at the close of the NYSE on the day that the value of the foreign security is determined.

The Fund has procedures to determine the fair value of individual securities and other assets for which market prices are not readily available or which may not be reliably priced. Methods for valuing these securities may include: fundamental analysis, matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities. Due to the inherent uncertainty of valuations of such securities, the fair values may differ significantly from the values that would have been


                                                              Annual Report | 31

Templeton Foreign Fund

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A. SECURITY VALUATION (CONTINUED)

used had a ready market for such investments existed. Occasionally, events occur between the time at which trading in a security is completed and the close of the NYSE that might call into question the availability (including the reliability) of the value of a portfolio security held by the Fund. The investment manager monitors price movements following the close of trading in foreign stock markets through a series of country specific market proxies (such as baskets of American Depository Receipts, futures contracts and exchange traded funds). These price movements are measured against established trigger thresholds for each specific market proxy to assist in determining if an event has occurred. If such an event occurs, the securities may be valued using fair value procedures, which may include the use of independent pricing services. All security valuation procedures are approved by the Fund's Board of Directors.

B. FOREIGN CURRENCY TRANSLATION

Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the exchange rate of such currencies against U.S. dollars on the date of valuation. Purchases and sales of securities, income and expense items denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date. Occasionally, events may impact the availability or reliability of foreign exchange rates used to convert the U.S. dollar equivalent value. If such an event occurs, the foreign exchange rate will be valued at fair value using procedures established and approved by the Fund's Board of Directors.

The Fund does not separately report the effect of changes in foreign exchange rates from changes in market prices on securities held. Such changes are included in net realized and unrealized gain or loss from investments on the Statement of Operations.

Realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the recorded amounts of dividends, interest, and foreign withholding taxes and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in foreign exchange rates on foreign denominated assets and liabilities other than investments in securities held at the end of the reporting period.

C. FOREIGN CURRENCY CONTRACTS

When the Fund purchases or sells foreign securities it may enter into foreign exchange contracts to minimize foreign exchange risk from the trade date to the settlement date of the transactions. A foreign exchange contract is an agreement between two parties to exchange different currencies at an agreed upon exchange rate on a specified date. Realized and unrealized gains and losses on these contracts are included in the Statement of Operations.


32 | Annual Report

Templeton Foreign Fund

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C. FOREIGN CURRENCY CONTRACTS (CONTINUED)

The risks of these contracts include movement in the values of the foreign currencies relative to the U.S. dollar and the possible inability of the counterparties to fulfill their obligations under the contracts, which may be in excess of the amount reflected in the Statement of Assets and Liabilities.

D. INCOME AND DEFERRED TAXES

No provision has been made for U.S. income taxes because the Fund intends to qualify as a regulated investment company under the Internal Revenue Code and to distribute to shareholders substantially all of its taxable income and net realized gains.

Foreign securities held by the Fund may be subject to foreign taxation on dividend and interest income received. Foreign taxes, if any, are recorded based on the tax regulations and rates that exist in the foreign markets in which the Fund invests.

The Fund may be subject to a tax imposed on net realized gains on securities of certain foreign countries. The Fund records an estimated deferred tax liability for net unrealized gains on these securities in an amount that would be payable if the securities were disposed of on the valuation date.

E. SECURITY TRANSACTIONS, INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS

Security transactions are accounted for on trade date. Realized gains and losses on security transactions are determined on a specific identification basis. Interest income and estimated expenses are accrued daily. Amortization of premium and accretion of discount on debt securities are included in interest income. Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities are recognized as soon as the Fund is notified of the ex-dividend date. Distributions to shareholders are recorded on the ex-dividend date and are determined according to income tax regulations (tax basis). Distributable earnings determined on a tax basis may differ from earnings recorded in accordance with accounting principles generally accepted in the United States. These differences may be permanent or temporary. Permanent differences are reclassified among capital accounts to reflect their tax character. These reclassifications have no impact on net assets or the results of operations. Temporary differences are not reclassified, as they may reverse in subsequent periods.

Realized and unrealized gains and losses and net investment income, other than class specific expenses, are allocated daily to each class of shares based upon the relative proportion of net assets of each class. Differences in class-level expenses may result in payment of different per share distributions by class.

Common expenses incurred by Templeton Funds, Inc. are allocated among the Funds based on the ratio of net assets of each Fund to the combined net assets of Templeton Funds, Inc. Fund specific expenses are charged directly to the fund that incurred the expense.


                                                              Annual Report | 33

Templeton Foreign Fund

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F. ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

G. REDEMPTION FEES

A short term trading redemption fee will be imposed, with some exceptions, on any Fund shares that are redeemed or exchanged within seven calendar days following their purchase date. The redemption fee is 2% of the amount redeemed. Such fees are retained by the Fund and accounted for as an addition to paid-in capital.

H. GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified by the Fund against certain liabilities arising out of the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into contracts with service providers that contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

2. CAPITAL STOCK

At August 31, 2006, there were 3.9 billion shares of Templeton Funds, Inc. authorized ($1.00 par value) of which 2.7 billion shares were allocated to the Fund. Transactions in the Fund's shares were as follows:

                                                    -------------------------------------------------------------------
                                                                          YEAR ENDED AUGUST 31,
                                                                  2006                             2005
                                                    -------------------------------------------------------------------
                                                         SHARES           AMOUNT           SHARES            AMOUNT
                                                    -------------------------------------------------------------------
CLASS A SHARES:
 Shares sold .................................        216,085,137    $ 2,842,631,359     304,697,362    $ 3,659,746,659
 Shares issued on reinvestment of
  distributions ..............................         78,800,085        961,174,308      23,280,535        261,602,080
 Shares redeemed in-kind (Note 9) ............        (62,080,971)      (817,168,617)             --                 --
 Shares redeemed .............................       (410,315,316)    (5,386,062,679)   (340,513,796)    (4,089,278,346)
                                                    -------------------------------------------------------------------
 Net increase (decrease) .....................       (177,511,065)   $(2,399,425,629)    (12,535,899)   $  (167,929,607)
                                                    ===================================================================


34 | Annual Report

Templeton Foreign Fund

2. CAPITAL STOCK (CONTINUED)

                                                        ------------------------------------------------------------------
                                                                             YEAR ENDED AUGUST 31,
                                                                     2006                              2005
                                                            SHARES           AMOUNT           SHARES              AMOUNT
                                                        ------------------------------------------------------------------
CLASS B SHARES:
 Shares sold ...................................            548,959      $   7,026,083       1,555,187       $  18,077,425
 Shares issued on reinvestment of
  distributions ................................          1,009,208         12,126,353         238,884           2,642,884
 Shares redeemed ...............................         (2,869,971)       (37,328,433)     (1,972,680)        (23,415,678)
                                                        ------------------------------------------------------------------
 Net increase (decrease) .......................         (1,311,804)     $ (18,175,997)       (178,609)      $  (2,695,369)
                                                        ==================================================================
CLASS C SHARES:
 Shares sold ...................................         12,058,734      $ 155,458,202      18,413,417       $ 218,475,505
 Shares issued on reinvestment of
  distributions ................................          6,061,438         72,972,932       1,336,883          14,828,204
 Shares redeemed ...............................        (23,510,398)      (307,049,730)    (16,686,156)       (198,440,855)
                                                        ------------------------------------------------------------------
 Net increase (decrease) .......................         (5,390,226)     $ (78,618,596)      3,064,144       $  34,862,854
                                                        ==================================================================
CLASS R SHARES:
 Shares sold ...................................          6,910,835      $  89,860,230       7,141,384       $  85,405,546
 Shares issued on reinvestment of
  distributions ................................            979,656         11,880,876         211,180           2,357,422
 Shares redeemed ...............................         (5,906,216)       (77,750,274)     (4,071,304)        (49,150,610)
                                                        ------------------------------------------------------------------
 Net increase (decrease) .......................          1,984,275      $  23,990,832       3,281,260       $  38,612,358
                                                        ==================================================================
ADVISOR CLASS SHARES:
 Shares sold ...................................         66,863,336      $ 868,444,937      81,064,337       $ 975,160,244
 Shares issued on reinvestment of
  distributions ................................          7,077,282         86,203,392       1,167,912          13,111,683
 Shares redeemed ...............................        (50,305,892)      (663,493,483)    (18,725,639)       (225,044,424)
                                                        ------------------------------------------------------------------
 Net increase (decrease) .......................         23,634,726      $ 291,154,846      63,506,610       $ 763,227,503
                                                        ==================================================================

3. TRANSACTIONS WITH AFFILIATES

Franklin Resources, Inc. is the holding company for various subsidiaries that together are referred to as Franklin Templeton Investments. Certain officers and directors of the Fund are also officers and/or directors of the of the following subsidiaries:

-----------------------------------------------------------------------------------------------------------
SUBSIDIARY                                                                    AFFILIATION
-----------------------------------------------------------------------------------------------------------
Templeton Global Advisors Limited (TGAL)                                      Investment manager
Franklin Templeton Services, LLC (FT Services)                                Administrative manager
Franklin Templeton Distributors, Inc. (Distributors)                          Principal underwriter
Franklin Templeton Investor Services, LLC (Investor Services)                 Transfer agent


                                                              Annual Report | 35

Templeton Foreign Fund

3. TRANSACTIONS WITH AFFILIATES (CONTINUED)

A. MANAGEMENT FEES

Effective July 1, 2006, the Fund pays an investment management fee to TGAL based on the average daily net assets of the Fund as follows:

--------------------------------------------------------------------------------
ANNUALIZED FEE RATE     NET ASSETS
--------------------------------------------------------------------------------
        0.630%          Up to and including $1 billion
        0.615%          Over $1 billion, up to and including $5 billion
        0.600%          Over $5 billion, up to and including $10 billion
        0.580%          Over $10 billion, up to and including $15 billion
        0.560%          Over $15 billion, up to and including $20 billion
        0.540%          Over $20 billion, up to and including $25 billion
       *0.530%          Over $25 billion, up to and including $30 billion
       *0.520%          Over $30 billion, up to and including $35 billion
       *0.510%          In excess of $35 billion

* Breakpoint added effective July 1, 2006.

B. ADMINISTRATIVE FEES

The Fund pays its allocated share of an administrative fee to FT Services based on Templeton Funds, Inc.'s average aggregate daily net assets as follows:

--------------------------------------------------------------------------------
ANNUALIZED FEE RATE     NET ASSETS
--------------------------------------------------------------------------------
        0.150%          Up to and including $200 million
        0.135%          Over $200 million, up to and including $700 million
        0.100%          Over $700 million, up to and including $1.2 billion
        0.075%          In excess of $1.2 billion

C. DISTRIBUTION FEES

The Fund's Board of Directors has adopted distribution plans for each share class, with the exception of Advisor Class shares, pursuant to Rule 12b-1 under the 1940 Act. Under the Fund's Class A reimbursement distribution plan, the Fund reimburses Distributors up to 0.25% per year of Class A's average daily net assets for costs incurred in connection with the sale and distribution of the Fund's shares. Effective November 1, 2005, the Class A reimbursement distribution plan was amended to discontinue the reimbursement of excess plan year costs in subsequent periods.

Under the Fund's compensation distribution plans, the Fund pays Distributors for costs incurred in connection with the sale and distribution of the Fund's shares up to a certain percentage per year of its average daily net assets of each class as follows:

Class B ..............  1.00%
Class C ..............  1.00%
Class R ..............  0.50%


36 | Annual Report

Templeton Foreign Fund

3. TRANSACTIONS WITH AFFILIATES (CONTINUED)

D. SALES CHARGES/UNDERWRITING AGREEMENTS

Distributors has advised the Fund of the following commission transactions related to the sales and redemptions of the Fund's shares for the year:

Sales charges retained net of commissions
  paid to unaffiliated broker/dealers .........................         $789,237
Contingent deferred sales charges retained ....................         $408,208

E. TRANSFER AGENT FEES

The Fund paid transfer agent fees of $37,131,318, of which $15,347,611 was retained by Investor Services.

4. EXPENSE OFFSET ARRANGEMENT

The Fund has entered into an arrangement with its custodian whereby credits realized as a result of uninvested cash balances are used to reduce a portion of the Fund's custodian expenses. During the year ended August 31, 2006, the custodian fees were reduced as noted in the Statement of Operations.

5. INCOME TAXES

At August 31, 2006, the Fund had remaining tax basis capital losses of $21,118,208 from the merged Fiduciary International Equity Fund, Templeton Latin America Fund, Templeton Pacific Growth Fund, and Victory International Fund, which may be carried over to offset future capital gains, subject to certain limitations under the Internal Revenue Code. During the year ended August 31, 2006, the Templeton Foreign Fund utilized $5,166,332 of capital loss carryforwards, which included $5,166,332 from the merged Funds. At August 31, 2006, capital loss carryforwards expire as follows:

Capital loss carryforwards expiring in:
2008 ..........................................................      $ 4,255,356
2009 ..........................................................        4,573,249
2010 ..........................................................       10,015,528
2011 ..........................................................        2,274,075
                                                                     -----------
                                                                     $21,118,208
                                                                     ===========

For tax purposes, realized currency losses, occurring subsequent to October 31, may be deferred and treated as occurring on the first day of the following fiscal year. At August 31, 2006, the Fund deferred realized currency losses of $4,043,016.


                                                              Annual Report | 37

Templeton Foreign Fund

5. INCOME TAXES (CONTINUED)

The tax character of distributions paid during the years ended August 31, 2006 and 2005, was as follows:

                                              ----------------------------------
                                                   2006                 2005
                                              ----------------------------------
Distributions paid from:
 Ordinary income .....................        $  308,643,957        $315,059,760
 Long term capital gain ..............         1,003,127,889          27,950,655
                                              ----------------------------------
                                              $1,311,771,846        $343,010,415
                                              ==================================

Net investment income differs for financial statement and tax purposes primarily due to differing treatments of foreign currency transactions, passive foreign investment company shares, and bond discounts and premiums.

Net realized gains (losses) differ for financial statement and tax purposes primarily due to differing treatments of wash sales, foreign currency transactions, and bond discounts and premiums.

At August 31, 2006, the cost of investments, net unrealized appreciation (depreciation), undistributed ordinary income and undistributed long term capital gains for income tax purposes were as follows:

Cost of investments ......................................      $14,104,232,560
                                                                ===============
Unrealized appreciation ..................................      $ 4,580,718,941
Unrealized depreciation ..................................         (220,954,860)
                                                                ---------------
Net unrealized appreciation (depreciation) ...............      $ 4,359,764,081
                                                                ===============
Undistributed ordinary income ............................      $   491,530,757
Undistributed long term capital gains ....................          990,334,480
                                                                ---------------
Distributable earnings ...................................      $ 1,481,865,237
                                                                ===============

6. INVESTMENT TRANSACTIONS

Purchases and sales of investments (excluding short term securities) for the year ended August 31, 2006, aggregated $4,543,086,980 and $6,083,795,904, respectively. Sales of investments excludes $817,168,617 of in-kind redemptions.

7. CONCENTRATION OF RISK

Investing in foreign securities may include certain risks and considerations not typically associated with investing in U.S. securities, such as fluctuating currency values and changing local and regional economic, political and social conditions, which may result in greater market volatility. In addition, certain foreign securities may not be as liquid as U.S. securities.


38 | Annual Report

Templeton Foreign Fund

8. HOLDINGS OF 5% VOTING SECURITIES OF PORTFOLIO COMPANIES

The 1940 Act defines "affiliated companies" to include investments in portfolio companies in which a fund owns 5% or more of the outstanding voting securities. Investments in "affiliated companies" for the year ended August 31, 2006 were as shown below.

----------------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF                                    NUMBER OF
                              SHARES HELD                                  SHARES HELD       VALUE                      REALIZED
                              AT BEGINNING     GROSS            GROSS         AT END         AT END      INVESTMENT      CAPITAL
NAME OF ISSUER                  OF YEAR      ADDITIONS       REDUCTIONS      OF YEAR        OF YEAR        INCOME      GAIN (LOSS)
----------------------------------------------------------------------------------------------------------------------------------
NON-CONTROLLED AFFILIATES
Compal Electronics            105,136,780    95,621,657             --      200,758,437   $175,761,277   $8,720,362        $--
                                                                                          ========================================
                               TOTAL AFFILIATED SECURITIES (0.96% of Net Assets)

9. REDEMPTION IN-KIND

During the year ended August 31, 2006, the Fund realized $143,266,830 of net gains resulting from redemptions in-kind in which shareholders redeemed fund shares for securities held by the Fund rather than for cash. Because such gains are not taxable to the Fund, and are not distributed to shareholders, they have been reclassified from accumulated net realized gains to paid-in capital.

10. REGULATORY MATTERS

As part of various investigations by a number of federal, state, and foreign regulators and governmental entities, relating to certain practices in the mutual fund industry, including late trading, market timing and marketing support payments to securities dealers who sell fund shares, Franklin Resources, Inc. and certain of its subsidiaries (collectively, the "Company"), entered into settlements with certain of those regulators.

Specifically, the Company entered into settlements with the Securities and Exchange Commission ("SEC") concerning market timing (the "August 2, 2004 SEC Order") and marketing support payments to securities dealers who sell fund shares (the "December 13, 2004 SEC Order") and with the California Attorney General's Office ("CAGO") concerning marketing support payments to securities dealers who sell fund shares (the "CAGO Settlement"). Under the terms of the settlements with the SEC and the CAGO, the Company retained an Independent Distribution Consultant ("IDC") to develop separate plans for the distribution of the respective settlement monies. The CAGO approved the distribution plan pertaining to the distribution of the monies owed under the CAGO settlement agreement, and in March 2005, the disbursement of monies to the relevant funds in accordance with the terms and conditions of that settlement was completed.


                                                              Annual Report | 39

Templeton Foreign Fund

10. REGULATORY MATTERS (CONTINUED)

On June 23, 2006, the SEC approved the IDC's proposed plan of distribution arising from the December 13, 2004 SEC Order. The relevant funds recorded the settlement as other income and disbursement of the settlement monies to the designated funds in accordance with the terms and conditions of the SEC's order and the plan was completed in September 2006.

The IDC has also completed a proposed Plan of Distribution under the August 2, 2004 SEC Order resolving the SEC's market timing investigation and has submitted that plan to the SEC staff, where it is under review. The SEC has announced the following expected schedule with respect to the market timing Plan of Distribution. The SEC anticipates that Notice of the Plan will be published on or after November 15, 2006. After publication and comment, the proposed Distribution Plan will be submitted to the SEC for approval. When the SEC approves the proposed Distribution Plan, with modifications as appropriate, distributions will begin pursuant to that Plan.

In addition, the Company, as well as most of the mutual funds within Franklin Templeton Investments and certain current or former officers, directors, and/or employees, have been named in private lawsuits (styled as shareholder class actions, or as derivative actions on behalf of either the named funds or Franklin Resources, Inc.) relating to the industry practices referenced above, as well as to allegedly excessive advisory fees, commissions, and/or 12b-1 fees. The lawsuits were filed in different courts throughout the country. Many of those suits are now pending in a multi-district litigation in the United States District Court for the District of Maryland.

The Company and fund management strongly believe that the claims made in each of the private lawsuits referenced above are without merit and intend to defend against them vigorously. The Company cannot predict with certainty the eventual outcome of these lawsuits, nor whether they will have a material negative impact on the Company. If it is determined that the Company bears responsibility for any unlawful or inappropriate conduct that caused losses to the Fund, it is committed to making the Fund or its shareholders whole, as appropriate.

11. NEW ACCOUNTING PRONOUNCEMENT

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return. FIN 48 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. FIN 48 is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Fund is currently evaluating the impact, if any, of applying the various provisions of FIN 48.


40 | Annual Report

Templeton Foreign Fund

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF TEMPLETON FUNDS, INC.

In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Templeton Foreign Fund, a portfolio of Templeton Funds, Inc., (the "Fund") at August 31, 2006, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2006 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Francisco, California
October 18, 2006


                                                              Annual Report | 41

Templeton Foreign Fund

TAX DESIGNATION (UNAUDITED)

Under Section 852(b)(3)(C) of the Internal Revenue Code (Code), the Fund designates the maximum amount allowable but no less than $1,287,624,034 as a long term capital gain dividend for the fiscal year ended August 31, 2006.

Under Section 871(k)(2)(C) of the Code, the Fund designates the maximum amount allowable but no less than $163,368,439 as a short term capital gain dividend for purposes of the tax imposed under Section 871(a)(1)(A) of the Code for the fiscal year ended August 31, 2006.

Under Section 854(b)(2) of the Code, the Fund designates the maximum amount allowable but no less than $480,947,216 as qualified dividends for purposes of the maximum rate under Section 1(h)(11) of the Code for the fiscal year ended August 31, 2006. In January 2007, shareholders will receive Form 1099-DIV which will include their share of qualified dividends distributed during the calendar year 2006. Shareholders are advised to check with their tax advisors for information on the treatment of these amounts on their individual income tax returns.

Under Section 871(k)(1)(C) of the Code, the Fund designates the maximum amount allowable but no less than $67,399,806 as interest related dividends for purposes of the tax imposed under Section 871(a)(1)(A) of the Code for the fiscal year ended August 31, 2006.

At August 31, 2006, more than 50% of the Templeton Foreign Fund total assets were invested in securities of foreign issuers. In most instances, foreign taxes were withheld from dividends paid to the Fund on these investments. As shown in the table below, the Fund designates to shareholders the foreign source income and foreign taxes paid, pursuant to Section 853 of the Code. This designation will allow shareholders of record on October 19, 2006, to treat their proportionate share of foreign taxes paid by the Fund as having been paid directly by them. The shareholder shall consider these amounts as foreign taxes paid in the tax year in which they receive the Fund distribution.

The following tables provide a detailed analysis, by country, of foreign tax paid, foreign source income, and foreign qualified dividends as designated by the Fund, to Class A, Class B, Class C, Class R and Advisor Class shareholders of record.

RECORD DATE: 10/19/2006

--------------------------------------------------------------------------------
                                                CLASS A
                             FOREIGN TAX        FOREIGN            FOREIGN
                                 PAID        SOURCE INCOME    QUALIFIED DIVIDEND
COUNTRY                       PER SHARE        PER SHARE          PER SHARE
--------------------------------------------------------------------------------
Australia .................    $0.0000          $0.0096            $0.0082
Bermuda ...................     0.0000           0.0053             0.0053
Brazil ....................     0.0001           0.0068             0.0001
Canada ....................     0.0013           0.0183             0.0182
China .....................     0.0000           0.0034             0.0014
Finland ...................     0.0022           0.0105             0.0098
France ....................     0.0029           0.0161             0.0155
Germany ...................     0.0019           0.0112             0.0112
Hong Kong .................     0.0000           0.0243             0.0000
India .....................     0.0000           0.0039             0.0037


42 | Annual Report

Templeton Foreign Fund

--------------------------------------------------------------------------------
                                                CLASS A
                               FOREIGN TAX      FOREIGN            FOREIGN
                                   PAID      SOURCE INCOME    QUALIFIED DIVIDEND
COUNTRY                         PER SHARE      PER SHARE          PER SHARE
--------------------------------------------------------------------------------
Italy .....................      $0.0022        $0.0106             $0.0106
Japan .....................       0.0013         0.0131              0.0119
Mexico ....................       0.0000         0.0044              0.0044
Netherlands ...............       0.0036         0.0145              0.0145
New Zealand ...............       0.0000         0.0006              0.0000
Norway ....................       0.0004         0.0017              0.0017
Philippines ...............       0.0006         0.0019              0.0019
Singapore .................       0.0000         0.0018              0.0000
South Africa ..............       0.0000         0.0024              0.0000
South Korea ...............       0.0025         0.0108              0.0095
Spain .....................       0.0013         0.0073              0.0073
Sweden ....................       0.0016         0.0080              0.0080
Switzerland ...............       0.0001         0.0004              0.0004
Taiwan ....................       0.0061         0.0214              0.0075
Thailand ..................       0.0000         0.0007              0.0001
United Kingdom ............       0.0000         0.1195              0.1194
                                 ------------------------------------------
TOTAL .....................      $0.0281        $0.3285             $0.2706
                                 ==========================================

--------------------------------------------------------------------------------
                                                CLASS B
                               FOREIGN TAX      FOREIGN            FOREIGN
                                   PAID      SOURCE INCOME    QUALIFIED DIVIDEND
COUNTRY                         PER SHARE      PER SHARE          PER SHARE
--------------------------------------------------------------------------------
Australia .................      $0.0000        $0.0075             $0.0064
Bermuda ...................       0.0000         0.0041              0.0041
Brazil ....................       0.0001         0.0053              0.0001
Canada ....................       0.0013         0.0142              0.0141
China .....................       0.0000         0.0026              0.0011
Finland ...................       0.0022         0.0082              0.0076
France ....................       0.0029         0.0126              0.0121
Germany ...................       0.0019         0.0088              0.0088
Hong Kong .................       0.0000         0.0190              0.0000
India .....................       0.0000         0.0031              0.0029
Italy .....................       0.0022         0.0083              0.0083
Japan .....................       0.0013         0.0102              0.0093
Mexico ....................       0.0000         0.0034              0.0034
Netherlands ...............       0.0036         0.0113              0.0113
New Zealand ...............       0.0000         0.0005              0.0000
Norway ....................       0.0004         0.0013              0.0013
Philippines ...............       0.0006         0.0014              0.0014
Singapore .................       0.0000         0.0014              0.0000
South Africa ..............       0.0000         0.0018              0.0000
South Korea ...............       0.0025         0.0084              0.0074
Spain .....................       0.0013         0.0057              0.0057
Sweden ....................       0.0016         0.0062              0.0062
Switzerland ...............       0.0001         0.0003              0.0003
Taiwan ....................       0.0061         0.0166              0.0058
Thailand ..................       0.0000         0.0005              0.0000
United Kingdom ............       0.0000         0.0931              0.0930
                                 ------------------------------------------
TOTAL .....................      $0.0281        $0.2558             $0.2106
                                 ==========================================


                                                              Annual Report | 43

Templeton Foreign Fund

--------------------------------------------------------------------------------
                                                  CLASS C
                                 FOREIGN TAX      FOREIGN          FOREIGN
                                     PAID      SOURCE INCOME  QUALIFIED DIVIDEND
COUNTRY                           PER SHARE      PER SHARE        PER SHARE
--------------------------------------------------------------------------------
Australia .................        $0.0000        $0.0075          $0.0064
Bermuda ...................         0.0000         0.0041           0.0041
Brazil ....................         0.0001         0.0053           0.0001
Canada ....................         0.0013         0.0143           0.0142
China .....................         0.0000         0.0027           0.0011
Finland ...................         0.0022         0.0083           0.0077
France ....................         0.0029         0.0126           0.0121
Germany ...................         0.0019         0.0088           0.0088
Hong Kong .................         0.0000         0.0190           0.0000
India .....................         0.0000         0.0031           0.0029
Italy .....................         0.0022         0.0083           0.0083
Japan .....................         0.0013         0.0102           0.0093
Mexico ....................         0.0000         0.0034           0.0034
Netherlands ...............         0.0036         0.0113           0.0113
New Zealand ...............         0.0000         0.0005           0.0000
Norway ....................         0.0004         0.0013           0.0013
Philippines ...............         0.0006         0.0015           0.0015
Singapore .................         0.0000         0.0014           0.0000
South Africa ..............         0.0000         0.0018           0.0000
South Korea ...............         0.0025         0.0084           0.0074
Spain .....................         0.0013         0.0057           0.0057
Sweden ....................         0.0016         0.0062           0.0062
Switzerland ...............         0.0001         0.0003           0.0003
Taiwan ....................         0.0061         0.0167           0.0059
Thailand ..................         0.0000         0.0005           0.0000
United Kingdom ............         0.0000         0.0935           0.0934
                                   ---------------------------------------
TOTAL .....................        $0.0281        $0.2567          $0.2114
                                   =======================================

--------------------------------------------------------------------------------
                                                  CLASS R
                                 FOREIGN TAX      FOREIGN          FOREIGN
                                     PAID      SOURCE INCOME  QUALIFIED DIVIDEND
COUNTRY                           PER SHARE      PER SHARE        PER SHARE
--------------------------------------------------------------------------------
Australia .................        $0.0000        $0.0090          $0.0077
Bermuda ...................         0.0000         0.0049           0.0049
Brazil ....................         0.0001         0.0063           0.0001
Canada ....................         0.0013         0.0171           0.0170
China .....................         0.0000         0.0032           0.0013
Finland ...................         0.0022         0.0099           0.0092
France ....................         0.0029         0.0151           0.0145
Germany ...................         0.0019         0.0105           0.0105
Hong Kong .................         0.0000         0.0228           0.0000
India .....................         0.0000         0.0037           0.0035
Italy .....................         0.0022         0.0099           0.0099
Japan .....................         0.0013         0.0122           0.0111
Mexico ....................         0.0000         0.0041           0.0041
Netherlands ...............         0.0036         0.0136           0.0136
New Zealand ...............         0.0000         0.0006           0.0000
Norway ....................         0.0004         0.0016           0.0016
Philippines ...............         0.0006         0.0017           0.0017
Singapore .................         0.0000         0.0017           0.0000
South Africa ..............         0.0000         0.0022           0.0000
South Korea ...............         0.0025         0.0101           0.0089
Spain .....................         0.0013         0.0069           0.0069


44 | Annual Report

Templeton Foreign Fund

--------------------------------------------------------------------------------
                                                  CLASS R
                                 FOREIGN TAX      FOREIGN          FOREIGN
                                     PAID      SOURCE INCOME  QUALIFIED DIVIDEND
COUNTRY                           PER SHARE      PER SHARE        PER SHARE
--------------------------------------------------------------------------------
Sweden ....................        $0.0016        $0.0075          $0.0075
Switzerland ...............         0.0001         0.0004           0.0004
Taiwan ....................         0.0061         0.0200           0.0070
Thailand ..................         0.0000         0.0006           0.0001
United Kingdom ............         0.0000         0.1118           0.1117
                                   ---------------------------------------
TOTAL .....................        $0.0281        $0.3074          $0.2532
                                   =======================================

--------------------------------------------------------------------------------
                                               ADVISOR CLASS
                                 FOREIGN TAX      FOREIGN          FOREIGN
                                     PAID      SOURCE INCOME  QUALIFIED DIVIDEND
COUNTRY                           PER SHARE      PER SHARE        PER SHARE
--------------------------------------------------------------------------------

Australia .................        $0.0000        $0.0104          $0.0089
Bermuda ...................         0.0000         0.0057           0.0057
Brazil ....................         0.0001         0.0073           0.0001
Canada ....................         0.0013         0.0198           0.0197
China .....................         0.0000         0.0037           0.0015
Finland ...................         0.0022         0.0114           0.0106
France ....................         0.0029         0.0174           0.0167
Germany ...................         0.0019         0.0122           0.0122
Hong Kong .................         0.0000         0.0264           0.0000
India .....................         0.0000         0.0043           0.0041
Italy .....................         0.0022         0.0115           0.0115
Japan .....................         0.0013         0.0141           0.0128
Mexico ....................         0.0000         0.0047           0.0047
Netherlands ...............         0.0036         0.0157           0.0157
New Zealand ...............         0.0000         0.0007           0.0000
Norway ....................         0.0004         0.0019           0.0019
Philippines ...............         0.0006         0.0020           0.0020
Singapore .................         0.0000         0.0020           0.0000
South Africa ..............         0.0000         0.0026           0.0000
South Korea ...............         0.0025         0.0117           0.0103
Spain .....................         0.0013         0.0079           0.0079
Sweden ....................         0.0016         0.0086           0.0086
Switzerland ...............         0.0001         0.0004           0.0004
Taiwan ....................         0.0061         0.0232           0.0081
Thailand ..................         0.0000         0.0007           0.0001
United Kingdom ............         0.0000         0.1294           0.1292
                                   ---------------------------------------
TOTAL .....................        $0.0281        $0.3557          $0.2927
                                   =======================================

Foreign Tax Paid per Share (Column 1) is the amount per share available to you, as a tax credit (assuming you held your shares in the Fund for a minimum of 16 days during the 30-day period beginning 15 days before the ex-dividend date of the Fund's distribution to which the foreign taxes relate).

Foreign Source Income per Share (Column 2) is the amount per share of income dividends paid to you that is attributable to foreign securities held by the Fund, plus any foreign taxes withheld on these dividends. The amounts reported include foreign source qualified dividends that have not been adjusted for the rate differential applicable to such dividend income. 1


                                                              Annual Report | 45

Templeton Foreign Fund

Foreign Qualified Dividends per Share (Column 3) is the amount per share of foreign source qualified dividends the Fund paid to you, plus any foreign taxes withheld on these dividends. These amounts represent the portion of the Foreign Source Income reported to you in column 2 that were derived from qualified foreign securities held by the Fund. 1

In January 2007, shareholders will receive Form 1099-DIV which will include their share of taxes paid and foreign source income distributed during the calendar year 2006. The Foreign Source Income reported on Form 1099-DIV has not been adjusted for the rate differential on foreign source qualified dividend income. Shareholders are advised to check with their tax advisors for information on the treatment of these amounts on their 2006 individual income tax returns.

1 Qualified dividends are taxed at a maximum rate of 15% (5% for those in the 10% and 15% income tax brackets). In determining the amount of foreign tax credit that may be applied against the U.S. tax liability of individuals receiving foreign source qualified dividends, adjustments may be required to the foreign tax credit limitation calculation to reflect the rate differential applicable to such dividend income. The rules however permit certain individuals to elect not to apply the rate differential adjustments for capital gains and/or dividends for any taxable year. Please consult your tax advisor and the instructions to Form 1116 for more information.


46 | Annual Report

Templeton Foreign Fund

BOARD MEMBERS AND OFFICERS

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Fund, principal occupations during the past five years and number of U.S. registered portfolios overseen in the Franklin Templeton Investments fund complex are shown below. Each board member will serve until that person's successor is appointed and qualified.

INDEPENDENT BOARD MEMBERS

------------------------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                            LENGTH OF     FUND COMPLEX OVERSEEN
AND ADDRESS                      POSITION      TIME SERVED   BY BOARD MEMBER*           OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
HARRIS J. ASHTON (1932)          Director      Since 1992    143                        Director, Bar-S Foods (meat packing
500 East Broward Blvd.                                                                  company).
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief
Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
------------------------------------------------------------------------------------------------------------------------------------
FRANK J. CROTHERS (1944)         Director      Since 2003    19                         None
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman, Island Corporate Holdings Ltd.; Director and Vice Chairman, Caribbean Utilities Co. Ltd.; Director, Provo Power Company
Ltd.; director of various other business and nrofit organizations; and FORMERLY, Chairman, Atlantic Equipment & Power Ltd.
(1977-2003).
------------------------------------------------------------------------------------------------------------------------------------
***S. JOSEPH FORTUNATO (1932)    Director      Since 1992    144                        None
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Attorney; and FORMERLY, member of the law firm of Pitney, Hardin, Kipp & Szuch (until 2002) (Consultant (2003)).
------------------------------------------------------------------------------------------------------------------------------------
EDITH E. HOLIDAY (1952)          Director      Since 2003    139                        Director, Hess Corporation (formerly,
500 East Broward Blvd.                                                                  Amerada Hess Corporation) (exploration and
Suite 2100                                                                              refining of oil and gas), H.J. Heinz Company
Fort Lauderdale, FL 33394-3091                                                          (processed foods and allied products), RTI
                                                                                        International Metals, Inc. (manufacture and
                                                                                        distribution of titanium), Canadian National
                                                                                        Railway (railroad) and White Mountains
                                                                                        Insurance Group, Ltd. (holding company).
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director or Trustee of various companies and trusts; and FORMERLY, Assistant to the President of the United States and Secretary of
the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and
Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).
------------------------------------------------------------------------------------------------------------------------------------


                                                              Annual Report | 47

------------------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                            LENGTH OF         FUND COMPLEX OVERSEEN
AND ADDRESS                      POSITION      TIME SERVED       BY BOARD MEMBER*            OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
***GORDON S. MACKLIN (1928)      Director      Since 1993        143                         Director, MedImmune, Inc.
500 East Broward Blvd.                                                                       (biotechnology) and Overstock.com
Suite 2100                                                                                   (Internet services); and FORMERLY,
Fort Lauderdale, FL 33394-3091                                                               Director, MCI Communication Corporation
                                                                                             (subsequently known as MCI WorldCom,
                                                                                             Inc. and WorldCom, Inc.)
                                                                                             (communications services) (1988-2002),
                                                                                             White Mountains Insurance Group, Ltd.
                                                                                             (holding company) (1987-2004),
                                                                                             Spacehab, Inc. (aerospace services)
                                                                                             (1994-2003) and Martek Biosciences
                                                                                             Corporation (1998-2006).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; Senior Business Advisor, Martek Biosciences Corporation (research and development); and FORMERLY,
Deputy Chairman, White Mountains Insurance Group, Ltd. (holding company) (2001-2004); Chairman, White River Corporation (financial services) (1993-1998) and Hambrecht & Quist Group (investment banking) (1987-1992); and President, National Association of
Securities Dealers, Inc. (1970-1987).
------------------------------------------------------------------------------------------------------------------------------------
DAVID W. NIEMIEC (1949)          Director      Since 2005        19                          Director, Emeritus Corporation
500 East Broward Blvd.                                                                       (assisted living) and OSI
Suite 2100                                                                                   Pharmaceuticals, Inc. (pharmaceutical
Fort Lauderdale, FL 33394-3091                                                               products).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Advisor, Saratoga Partners (private equity fund); Director, various private companies; and FORMERLY, Managing Director, Saratoga
Partners (1998-2001) and SBC Warburg Dillon Read (investment banking) (1997-1998); Vice Chairman, Dillon, Read & Co. Inc.
(investment banking) (1991-1997); and Chief Financial Officer, Dillon, Read & Co. Inc. (1982-1997).
------------------------------------------------------------------------------------------------------------------------------------
FRANK A. OLSON (1932)            Director      Since 2003        102                         Director, Hess Corporation (formerly,
500 East Broward Blvd.                                                                       Amerada Hess Corporation) (exploration
Suite 2100                                                                                   and refining of oil and gas) and
Fort Lauderdale, FL 33394-3091                                                               Sentient Jet (private jet service); and
                                                                                             FORMERLY, Director, Becton Dickinson
                                                                                             and Company (medical technology),
                                                                                             Cooper Industries, Inc. (electrical
                                                                                             products and tools and hardware),
                                                                                             Health Net, Inc. (formerly, Foundation
                                                                                             Health) (integrated managed care), The
                                                                                             Hertz Corporation, Pacific Southwest
                                                                                             Airlines, The RCA Corporation, Unicom
                                                                                             (formerly, Commonwealth Edison), UAL
                                                                                             Corporation (airlines) and White
                                                                                             Mountains Insurance Group, Ltd.
                                                                                             (holding company).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman Emeritus, The Hertz Corporation (car rental) (since 2000) (Chairman of the Board (1980-2000) and Chief Executive Officer
(1977-1999)); and FORMERLY, Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines).
------------------------------------------------------------------------------------------------------------------------------------


48 | Annual Report

------------------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                            LENGTH OF         FUND COMPLEX OVERSEEN
AND ADDRESS                        POSITION    TIME SERVED       BY BOARD MEMBER*            OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
LARRY D. THOMPSON (1945)           Director    Since 2005        19                          None
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products); and FORMERLY,
Director, Delta Airlines (aviation) (2003-2005) and Providian Financial Corp. (1997-2001); Senior Fellow of The Brookings
Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S.
Department of Justice (2001-2003).
------------------------------------------------------------------------------------------------------------------------------------
CONSTANTINE D. TSERETOPOULOS       Director    Since 2003        19                          None
(1954)
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Physician, Lyford Cay Hospital (1987-present); director of various nonprofit organizations; and FORMERLY, Cardiology Fellow,
University of Maryland (1985-1987) and Internal Medicine Resident, Greater Baltimore Medical Center (1982-1985).
------------------------------------------------------------------------------------------------------------------------------------
****ROBERT E. WADE (1946)          Director    Since March 2006  29                          Director, El Oro and Exploration Co.,
500 East Broward Blvd.                                                                       p.l.c. (investments) and ARC Wireless
Suite 2100                                                                                   Solutions, Inc. (wireless components
Fort Lauderdale, FL 33394-3091                                                               and network products).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Practicing attorney.
------------------------------------------------------------------------------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                            LENGTH OF         FUND COMPLEX OVERSEEN
AND ADDRESS                        POSITION    TIME SERVED       BY BOARD MEMBER*            OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
**NICHOLAS F. BRADY (1930)         Director    Since 1993        10                          Director, Hess Corporation (formerly,
500 East Broward Blvd.                                                                       Amerada Hess Corporation) (exploration
Suite 2100                                                                                   and refining of oil and gas) and
Fort Lauderdale, FL 33394-3091                                                               Weatherford International, Ltd.
                                                                                             (oilfield products and servicing)
                                                                                             (2004-present); and FORMERLY, Director,
                                                                                             H.J. Heinz Company (processed foods and
                                                                                             allied products) (1987-1988; 1993-2003)
                                                                                             and Total Logistics, Inc. (operating
                                                                                             and investment business) (until 2005).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman, Darby Overseas Investments, Ltd., Darby Technology Ventures Group, LLC (investment firms) and Franklin Templeton
Investment Funds (1994-present); Director, Templeton Capital Advisors Ltd.; and FORMERLY, Chairman, Darby Emerging Markets
Investments LDC (until 2004) and Templeton Emerging Markets Investment Trust PLC (until 2003); Secretary of the United States
Department of the Treasury (1988-1993); Chairman of the Board, Dillon, Read & Co. Inc. (investment banking) (until 1988); and U.S.
Senator, New Jersey (April 1982-December 1982).
------------------------------------------------------------------------------------------------------------------------------------


                                                              Annual Report | 49

------------------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                                  LENGTH OF            FUND COMPLEX OVERSEEN
AND ADDRESS                        POSITION          TIME SERVED          BY BOARD MEMBER*            OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
**CHARLES B. JOHNSON (1933)        Director,         Director and         143                         None
One Franklin Parkway               Chairman of       Chairman of the
San Mateo, CA 94403-1906           the Board and     Board since 1995
                                   Vice President    and Vice President
                                                     since 1992

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President, Franklin Templeton
Distributors, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin
Resources, Inc. and of 42 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------
**RUPERT H. JOHNSON, JR. (1940)    Director and      Director Since       127                         None
One Franklin Parkway               Vice President    1992 and Vice
San Mateo, CA 94403-1906                             President since
                                                     1996

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin
Templeton Distributors, Inc.; Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------
HARMON E. BURNS (1945)             Vice President    Since 1996           Not Applicable              Not Applicable
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin
Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton
Investments.
------------------------------------------------------------------------------------------------------------------------------------
JAMES M. DAVIS (1952)              Chief             Chief Compliance     Not Applicable              Not Applicable
One Franklin Parkway               Compliance        Officer since 2004
San Mateo, CA 94403-1906           Officer and       and Vice
                                   Vice President    President - AML
                                   - AML             Compliance since
                                   Compliance        February 2006

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director, Global Compliance, Franklin Resources, Inc.; officer of 47 of the investment companies in Franklin Templeton Investments;
and FORMERLY, Director of Compliance, Franklin Resources, Inc. (1994-2001).
------------------------------------------------------------------------------------------------------------------------------------
JEFFREY A. EVERETT (1964)          President and     President since      Not Applicable              Not Applicable
PO Box N-7759                      Chief Executive   2001 and Chief
Lyford Cay, Nassau, Bahamas        Officer -         Executive Officer-
                                   Investment        Investment
                                   Management        Management
                                                     since 2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Director, Templeton Global Advisors Limited; and officer of 14 of the investment companies in Franklin Templeton
Investments.
------------------------------------------------------------------------------------------------------------------------------------


50 | Annual Report

------------------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                                  LENGTH OF            FUND COMPLEX OVERSEEN
AND ADDRESS                        POSITION          TIME SERVED          BY BOARD MEMBER*            OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
JIMMY D. GAMBILL (1947)            Senior Vice       Since 2002           Not Applicable              Not Applicable
500 East Broward Blvd.             President and
Suite 2100                         Chief Executive
Fort Lauderdale, FL 33394-3091     Officer -
                                   Finance and
                                   Administration

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Franklin Templeton Services, LLC; Senior Vice President, Templeton Worldwide, Inc.; and officer of 47 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------
DAVID P. GOSS (1947)               Vice President    Since 2000           Not Applicable              Not Applicable
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Associate General Counsel, Franklin Templeton Investments; officer and director of one of the subsidiaries of Franklin
Resources, Inc.; and officer of 47 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------
BARBARA J. GREEN (1947)            Vice President    Since 2000           Not Applicable              Not Applicable
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Deputy General Counsel and Secretary, Franklin Resources, Inc.; Secretary and Senior Vice President, Templeton
Worldwide, Inc.; Secretary, Franklin Advisers, Inc., Franklin Advisory Services, LLC, Franklin Investment Advisory Services, LLC,
Franklin Mutual Advisers, LLC, Franklin Templeton Alternative Strategies, Inc., Franklin Templeton Investor Services, LLC, Franklin
Templeton Services, LLC, Franklin Templeton Distributors, Inc., Templeton Investment Counsel, LLC, and Templeton/Franklin Investment
Services, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 47 of the investment companies in
Franklin Templeton Investments; and FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and Senior
Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, U.S. Securities and Exchange Commission
(1986-1995); Attorney, Rogers & Wells (until 1986); and Judicial Clerk, U.S. District Court (District of Massachusetts) (until
1979).
------------------------------------------------------------------------------------------------------------------------------------
JOHN R. KAY (1940)                 Vice President    Since 1994           Not Applicable              Not Applicable
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Templeton Worldwide, Inc.; Assistant Vice President, Franklin Templeton Distributors, Inc.; Senior Vice President,
Franklin Templeton Services, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 32 of the investment companies in Franklin Templeton Investments; and FORMERLY, Vice President and Controller, Keystone Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------
ROBERT C. ROSSELOT (1960)          Secretary         Since 2004           Not Applicable              Not Applicable
500 East Broward Blvd.
Suite 2100
Fort Lauderdale,FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and
Assistant Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust Officer, Fiduciary Trust International
of the South; and officer of 14 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------


                                                              Annual Report | 51

------------------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF PORTFOLIOS IN
NAME, YEAR OF BIRTH                                  LENGTH OF            FUND COMPLEX OVERSEEN
AND ADDRESS                        POSITION          TIME SERVED          BY BOARD MEMBER*            OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
GREGORY R. SEWARD (1956)           Treasurer         Since 2004           Not Applicable              Not Applicable
500 East Broward Blvd.
Suite 2100
Fort Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Franklin Templeton Services, LLC; officer of 16 of the investment companies in Franklin Templeton Investments; and
FORMERLY, Vice President, JPMorgan Chase (2000-2004) and American General Financial Group (1991-2000).
------------------------------------------------------------------------------------------------------------------------------------
CRAIG S. TYLE (1960)               Vice President    Since 2005           Not Applicable              Not Applicable
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of 47 of the investment companies in Franklin
Templeton Investments; and FORMERLY, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company
Institute (ICI) (1997-2004).
------------------------------------------------------------------------------------------------------------------------------------
GALEN VETTER (1951)                Chief Financial   Since 2004           Not Applicable              Not Applicable
500 East Broward Blvd.             Officer and
Suite 2100                         Chief
Fort Lauderdale, FL 33394-3091     Accounting
                                   Officer

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Templeton Services, LLC; officer of 47 of the investment companies in Franklin Templeton
Investments; and FORMERLY, Managing Director, RSM McGladrey, Inc. (1999-2004); and Partner, McGladrey & Pullen, LLP (1979-1987 and
1991-2004).
------------------------------------------------------------------------------------------------------------------------------------

* We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.

** Charles B. Johnson and Rupert H. Johnson, Jr. are considered to be interested persons of the Trust under the federal securities laws due to their positions as officers and directors and major shareholders of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor. Nicholas F. Brady is considered to be an interested person of the Fund under the federal securities laws due to his ownership interest in a subsidiary of Resources, as well as his director positions with such company and certain other related companies.

*** Subsequent to August 31, 2006, Mr. Fortunato and Mr. Macklin each ceased to be a director of the Fund.

****  During the reporting period, Mr. Wade became a director.

Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers. Prior to August 31, 2006, Mr. Fred R. Millsaps ceased to be a director of the Fund.

THE SARBANES-OXLEY ACT OF 2002 AND RULES ADOPTED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION REQUIRE THE FUND TO DISCLOSE WHETHER THE FUND'S AUDIT COMMITTEE INCLUDES AT LEAST ONE MEMBER WHO IS AN AUDIT COMMITTEE FINANCIAL EXPERT WITHIN THE MEANING OF SUCH ACT AND RULES. THE FUND'S BOARD OF DIRECTORS HAS DETERMINED THAT THERE IS AT LEAST ONE SUCH FINANCIAL EXPERT ON THE AUDIT COMMITTEE AND HAS DESIGNATED EACH OF FRANK A. OLSON AND DAVID W. NIEMIEC AS AN AUDIT COMMITTEE FINANCIAL EXPERT. THE BOARD BELIEVES THAT MESSRS. OLSON AND NIEMIEC QUALIFY AS SUCH AN EXPERT IN VIEW OF THEIR EXTENSIVE BUSINESS BACKGROUND AND EXPERIENCE. MR. OLSON HAS SERVED AS A MEMBER OF THE FUND AUDIT COMMITTEE SINCE 2003. HE CURRENTLY SERVES AS CHAIRMAN EMERITUS OF THE HERTZ CORPORATION AND WAS FORMERLY ITS CHAIRMAN OF THE BOARD FROM 1980 TO 2000 AND ITS CHIEF EXECUTIVE OFFICER FROM 1977 TO 1999. MR. OLSON IS ALSO A DIRECTOR AND AUDIT COMMITTEE MEMBER OF HESS CORPORATION (FORMERLY, AMERADA HESS CORPORATION) AND A FORMER DIRECTOR AND AUDIT COMMITTEE MEMBER OF WHITE MOUNTAINS INSURANCE GROUP, LTD, AND FORMER CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF UAL CORPORATION. MR. NIEMIEC HAS SERVED AS A MEMBER OF THE FUND AUDIT COMMITTEE SINCE 2005, CURRENTLY SERVES AS AN ADVISOR TO SARATOGA PARTNERS AND WAS FORMERLY ITS MANAGING DIRECTOR FROM 1998 TO 2001. MR. NIEMIEC IS A DIRECTOR OF EMERITUS CORPORATION AND OSI PHARMACEUTICALS, INC. AND VARIOUS PRIVATE COMPANIES, AND WAS FORMERLY MANAGING DIRECTOR OF SBC WARBURG DILLON READ FROM 1997 TO 1998, AND WAS VICE CHAIRMAN FROM 1991 TO 1997 AND CHIEF FINANCIAL OFFICER FROM 1982 TO 1997 OF DILLON, READ & CO. INC. AS A RESULT OF SUCH BACKGROUND AND EXPERIENCE, THE BOARD OF DIRECTORS BELIEVES THAT MR. OLSON AND MR. NIEMIEC HAVE EACH ACQUIRED AN UNDERSTANDING OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND FINANCIAL STATEMENTS, THE GENERAL APPLICATION OF SUCH PRINCIPLES IN CONNECTION WITH THE ACCOUNTING ESTIMATES, ACCRUALS AND RESERVES, AND ANALYZING AND EVALUATING FINANCIAL STATEMENTS THAT PRESENT A BREADTH AND LEVEL OF COMPLEXITY OF ACCOUNTING ISSUES GENERALLY COMPARABLE TO THOSE OF THE FUND, AS WELL AS AN UNDERSTANDING OF INTERNAL CONTROLS AND PROCEDURES FOR FINANCIAL REPORTING AND AN UNDERSTANDING OF AUDIT COMMITTEE FUNCTIONS. MESSRS. OLSON AND NIEMIEC ARE INDEPENDENT DIRECTORS AS THAT TERM IS DEFINED UNDER THE APPLICABLE U.S. SECURITIES AND EXCHANGE COMMISSION RULES AND RELEASES.

THE STATEMENT OF ADDITIONAL INFORMATION (SAI) INCLUDES ADDITIONAL INFORMATION ABOUT THE BOARD MEMBERS AND IS AVAILABLE, WITHOUT CHARGE, UPON REQUEST. SHAREHOLDERS MAY CALL 1-800/DIAL BEN (1-800/342-5236) TO REQUEST THE SAI.


52 | Annual Report

Templeton Foreign Fund

SHAREHOLDER INFORMATION

BOARD REVIEW OF INVESTMENT MANAGEMENT AGREEMENT

At a meeting held May 11, 2006, the Board of Directors ("Board"), including a majority of non-interested or independent Directors, approved renewal of the investment management agreement for each of the two separate funds comprising Templeton Funds, Inc. In reaching this decision, the Board took into account information furnished throughout the year at regular Board meetings, as well as information prepared specifically in connection with the annual renewal review process. Information furnished and discussed throughout the year included investment performance reports and related financial information for Templeton Foreign Fund ("Fund"), as well as periodic reports on shareholder services, legal, compliance, pricing, brokerage commissions and execution and other services provided by the Investment Manager ("Manager") and its affiliates. Information furnished specifically in connection with the renewal process included a report for the Fund prepared by Lipper, Inc. ("Lipper"), an independent organization, as well as a Fund profitability analysis report prepared by management. The Lipper report compared the Fund's investment performance and expenses with those of other mutual funds deemed comparable to the Fund as selected by Lipper. The Fund profitability analysis report discussed the profitability to Franklin Templeton Investments from its overall U.S. fund operations, as well as on an individual fund-by-fund basis. Included with such profitability analysis report was information on a fund-by-fund basis listing portfolio managers and other accounts they manage, as well as information on management fees charged by the Manager and its affiliates including management's explanation of differences where relevant and a three-year expense analysis with an explanation for any increase in expense ratios. Additional information accompanying such report was a memorandum prepared by management describing enhancements to the services provided to the Fund by the Franklin Templeton Investments organization, as well as a memorandum relating to economies of scale.

In considering such materials, the independent Directors received assistance and advice from and met separately with independent counsel. In approving continuance of the investment management agreement for the Fund, the Board, including a majority of independent Directors, determined that the existing management fee structure was fair and reasonable and that continuance of the investment management agreement was in the best interests of the Fund and its shareholders. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board's decision.

NATURE, EXTENT AND QUALITY OF SERVICES. The Board was satisfied with the nature and quality of the overall services provided by the Manager and its affiliates to the Fund and its shareholders. In addition to investment performance and expenses discussed later, the Board's opinion was based, in part, upon periodic reports furnished them showing that the investment policies and restrictions for the Fund were consistently complied with as well as other reports periodically furnished the Board covering matters such as the compliance of portfolio managers and other management personnel with the code of ethics adopted throughout the Franklin Templeton fund complex, the adherence to fair value pricing procedures established by the Board, and the


                                                              Annual Report | 53

Templeton Foreign Fund

BOARD REVIEW OF INVESTMENT MANAGEMENT AGREEMENT (CONTINUED)

accuracy of net asset value calculations. The Board also noted the extent of benefits provided Fund shareholders from being part of the Franklin Templeton family of funds, including the right to exchange investments between the same class of funds without a sales charge, the ability to reinvest Fund dividends into other funds and the right to combine holdings in other funds to obtain a reduced sales charge. Favorable consideration was given to management's efforts and expenditures in establishing back-up systems and recovery procedures to function in the event of a natural disaster, it being noted by the Board that such systems and procedures had functioned smoothly during the hurricanes and blackout experienced last year in Florida. Among other factors taken into account by the Board were the Manager's best execution trading policies, including a favorable report by an independent portfolio trading analytical firm. Consideration was also given to the experience of the Fund's portfolio management team, the number of accounts managed and general method of compensation. In this latter respect, the Board noted that a primary factor in management's determination of a portfolio manager's bonus compensation was the relative investment performance of the funds he or she managed so as to be aligned with the interests of Fund shareholders. The Board also took into account the transfer agent and shareholder services provided Fund shareholders by an affiliate of the Manager, noting continuing expenditures by management to increase and improve the scope of such services, periodic favorable reports on such service conducted by third parties and the firsthand experience of the individual Directors who deal with the shareholder services department in their capacities as shareholders in one or more of the various Franklin Templeton Funds.

INVESTMENT PERFORMANCE. The Board placed significant emphasis on the investment performance of the Fund in view of its importance to shareholders. While consideration was given to performance reports and discussions with portfolio managers at Board meetings during the year, particular attention in assessing performance was given to the Lipper reports furnished for the agreement renewals. The Lipper reports prepared for each individual Fund showed the investment performance of its Class A shares for the one-year period ended February 28, 2006, and the previous ten years ended such date in comparison with a performance universe selected by Lipper. The following summarizes the performance results for the Fund.

The Lipper performance universe for the Fund consisted of the Fund and all retail and institutional international multi-cap core funds as selected by Lipper. The Lipper report for the Fund showed its total return to be in the lowest quintile of such universe for the one-year period, and on an annualized basis to be in the lowest quintile of such universe for the previous three-year period, but in the second-highest quintile of the universe for the previous five- and ten-year periods. The Board was satisfied with such performance, noting the Manager's adherence to a disciplined value approach and that the Fund's total returns for the one- and three-year periods as shown in the Lipper report exceeded 12% and 23%, respectively.


54 | Annual Report

Templeton Foreign Fund

BOARD REVIEW OF INVESTMENT MANAGEMENT AGREEMENT (CONTINUED)

COMPARATIVE EXPENSES. Consideration was given to a comparative analysis of the management fees and total expense ratios of the Fund compared with those of a group of other funds selected by Lipper as constituting its appropriate Lipper expense group. Prior to making such comparison, the Board relied upon a survey showing that the scope of management advisory services covered under the Fund's investment management agreement was similar to those provided by fund managers to other mutual fund groups that would be used as a basis of comparison in the Lipper reports. In reviewing comparative costs, emphasis was given to the Fund's management fee in comparison with the effective management fee that would have been charged by other funds within its Lipper expense group assuming they were the same size as the Fund, as well as the actual total expenses of the Fund in comparison with those of its Lipper expense group. The Lipper effective management fee analysis included administrative charges as being part of the management fee and actual total expenses for comparative consistency are shown by Lipper for fund Class A shares. The results of such expense comparisons showed the effective management fee rate of Templeton Foreign Fund to be below the median of its Lipper expense group and its actual total expenses to be in the second least expensive quintile of such group. The Board was satisfied with such comparative expenses of the Fund.

MANAGEMENT PROFITABILITY. The Board also considered the level of profits realized by the Manager and its affiliates in connection with the operation of the Fund. In this respect, the Board reviewed the Fund profitability analysis that addresses the overall profitability of Franklin Templeton's U.S. fund business, as well as its profits in providing management and other services to each of the individual funds. The Board also considered the extent to which the Manager and its affiliates might derive ancillary benefits from fund operations, including its interest in a joint venture entity that financed up-front commissions paid to brokers/dealers who sold fund Class B shares, as well as potential benefits resulting from allocation of fund brokerage and the use of "soft" commission dollars to pay for research. Specific attention was given to the methodology followed in allocating costs to the Fund, it being recognized that allocation methodologies are inherently subjective and various allocation methodologies may each be reasonable while producing different results. In this respect, the Board noted that the cost allocation methodology was consistent with that followed in profitability report presentations for the Fund made in prior years and that the Fund's independent registered public accounting firm had been engaged by the Manager to perform certain procedures on a biennial basis, specified and approved by the Manager and the Fund's Board solely for their purposes and use in reference to the profitability analysis. Included in the analysis were the revenue and related costs involved in providing services to the Fund, as well as the Fund's relative contribution to the profitability of the Manager's parent. In reviewing and discussing such analysis, management discussed with the Board its belief that costs incurred in establishing the infrastructure necessary to the type of mutual fund operations conducted by the Manager and its affiliates may not be fully reflected in the expenses allocated to


                                                              Annual Report | 55

Templeton Foreign Fund

BOARD REVIEW OF INVESTMENT MANAGEMENT AGREEMENT (CONTINUED)

the Fund in determining its profitability, as well as the fact that the level of profits, to a certain extent, reflected operational cost savings and efficiencies initiated by management. The Board also took into account management's expenditures in improving shareholder services provided the Fund, as well as the need to meet additional regulatory and compliance requirements resulting from the Sarbanes-Oxley Act and recent SEC requirements. In addition, the Board considered a third-party study comparing the profitability of the Manager's parent on an overall basis as compared to other publicly held managers broken down to show profitability from management operations exclusive of distribution expenses, as well as profitability including distribution expenses. Based upon its consideration of all these factors, the Board determined that the level of profits realized by the Manager and its affiliates from providing services to the Fund was not excessive in view of the nature, quality and extent of services provided.

ECONOMIES OF SCALE. The Board also considered whether economies of scale are realized by the Manager as the Funds grow larger and the extent to which this is reflected in the level of management fees charged. While recognizing that any precise determination is inherently subjective, the Board noted that based upon the Fund profitability analysis, it appears that as some funds get larger, at some point economies of scale do result in the Manager's realizing a larger profit margin on management services provided such a fund. The Board also noted that economies of scale are shared with the Fund and its shareholders through management fee breakpoints so that as a Fund grows in size, its effective management fee rate declines. The Fund's investment management agreement provides a fee at the rate of 0.63% on the first $1 billion of Fund net assets; 0.615% on the next $4 billion of Fund net assets; 0.60% on the next $5 billion of Fund net assets; 0.58% on the next $5 billion of Fund net assets; 0.56% on the next $5 billion of Fund net assets; and 0.54% on net assets in excess of $20 billion. The Fund is also charged a separate fee for administrative services that starts at 0.15% on the first $200 million of Fund net assets, and declines through breakpoints to a fixed rate of 0.075% after net assets reach the $1.2 billion level. At the end of 2005, net assets of Templeton Foreign Fund were approximately $19.5 billion at year-end and the independent Trustees discussed the prospect of adding additional fee breakpoints with management. As a result, management agreed that this Fund's investment management agreement would be amended effective July 1, 2006, so as to provide a fee of 0.53% on assets in excess of $25 billion up to $30 billion; 0.52% on assets in excess of $30 billion to $35 billion; and 0.51% on assets in excess of $35 billion. The Board believed that to the extent economies of scale may be realized by the manager and its affiliates, the schedules of fees under the investment management agreement for the Fund provided a sharing of benefits with the Fund and its shareholders.


56 | Annual Report

Templeton Foreign Fund

PROXY VOTING POLICIES AND PROCEDURES

The Fund has established Proxy Voting Policies and Procedures ("Policies") that the Fund uses to determine how to vote proxies relating to portfolio securities. Shareholders may view the Fund's complete Policies online at franklintempleton.com. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at 1-954/527-7678 or by sending a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Copies of the Fund's proxy voting records are also made available online at franklintempleton.com and posted on the U.S. Securities and Exchange Commission's website at sec.gov and reflect the most recent 12-month period ended June 30.

QUARTERLY STATEMENT OF INVESTMENTS

The Fund files a complete statement of investments with the U.S. Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's website at sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800/SEC-0330.


                                                              Annual Report | 57
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

Literature Request

LITERATURE REQUEST. TO RECEIVE A BROCHURE AND PROSPECTUS, PLEASE CALL US AT 1-800/DIAL BEN(R) (1-800/342-5236) OR VISIT FRANKLINTEMPLETON.COM. INVESTORS SHOULD CAREFULLY CONSIDER A FUND'S INVESTMENT GOALS, RISKS, CHARGES AND EXPENSES BEFORE INVESTING. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION. PLEASE CAREFULLY READ THE PROSPECTUS BEFORE INVESTING. To ensure the highest quality of service, we may monitor, record and access telephone calls to or from our service departments. These calls can be identified by the presence of a regular beeping tone.

FRANKLIN TEMPLETON INVESTMENTS

INTERNATIONAL

Mutual European Fund
Templeton BRIC Fund
Templeton China World Fund
Templeton Developing Markets Trust
Templeton Foreign Fund
Templeton Foreign Smaller Companies Fund
Templeton International (Ex EM) Fund

GLOBAL

Mutual Discovery Fund
Templeton Global Long-Short Fund
Templeton Global Opportunities Trust
Templeton Global Smaller Companies Fund
Templeton Growth Fund
Templeton World Fund

GROWTH

Franklin Aggressive Growth Fund
Franklin Capital Growth Fund
Franklin Flex Cap Growth Fund
Franklin Small-Mid Cap Growth Fund F
ranklin Small Cap Growth Fund II 1

VALUE

Franklin Balance Sheet Investment Fund 2
Franklin Equity Income Fund
Franklin Large Cap Value Fund
Franklin MicroCap Value Fund 2
Franklin MidCap Value Fund
Franklin Small Cap Value Fund
Mutual Beacon Fund
Mutual Qualified Fund
Mutual Recovery Fund 3
Mutual Shares Fund

BLEND

Franklin Balanced Fund
Franklin Blue Chip Fund
Franklin Convertible Securities Fund
Franklin Growth Fund
Franklin Rising Dividends Fund
Franklin U.S. Long-Short Fund

SECTOR

Franklin Biotechnology Discovery Fund
Franklin DynaTech Fund
Franklin Global Communications Fund
Franklin Global Health Care Fund
Franklin Global Real Estate Fund
Franklin Gold and Precious Metals Fund
Franklin Natural Resources Fund
Franklin Real Estate Securities Fund
Franklin Technology Fund
Franklin Utilities Fund
Mutual Financial Services Fund

ASSET ALLOCATION

Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund
Franklin Templeton Perspectives Allocation Fund

TARGET FUNDS

Franklin Templeton Conservative Target Fund
Franklin Templeton Growth Target Fund
Franklin Templeton Moderate Target Fund

RETIREMENT TARGET FUNDS

Franklin Templeton 2015 Retirement Target Fund
Franklin Templeton 2025 Retirement Target Fund
Franklin Templeton 2035 Retirement Target Fund
Franklin Templeton 2045 Retirement Target Fund

INCOME

Franklin Adjustable U.S. Government Securities Fund 4
Franklin's AGE High Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Income Fund
Franklin Limited Maturity U.S. Government Securities Fund 4
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Strategic Income Fund
Franklin Strategic Mortgage Portfolio
Franklin Templeton Hard Currency Fund
Franklin Total Return Fund
Franklin U.S. Government Securities Fund 4
Templeton Global Bond Fund
Templeton Income Fund

TAX-FREE INCOME 5

NATIONAL FUNDS

Double Tax-Free Income Fund
Federal Tax-Free Income Fund
High Yield Tax-Free Income Fund
Insured Tax-Free Income Fund 6

LIMITED-TERM FUNDS

California Limited-Term Tax-Free Income Fund
Federal Limited-Term Tax-Free Income Fund
New York Limited-Term Tax-Free Income Fund

INTERMEDIATE-TERM FUNDS

California Intermediate-Term Tax-Free Income Fund
Federal Intermediate-Term Tax-Free Income Fund
New York Intermediate-Term Tax-Free Income Fund

STATE-SPECIFIC

Alabama                       Michigan 6
Arizona                       Minnesota 6
California 7                  Missouri
Colorado                      New Jersey
Connecticut                   New York 7
Florida 7                     North Carolina
Georgia                       Ohio 6
Kentucky                      Oregon
Louisiana                     Pennsylvania
Maryland                      Tennessee
Massachusetts 6               Virginia

INSURANCE FUNDS

Franklin Templeton Variable Insurance Products Trust 8

1. The fund is closed to new investors. Existing shareholders can continue adding to their accounts.

2. The fund is only open to existing shareholders and select retirement plans.

3. The fund is a continuously offered, closed-end fund. Shares may be purchased daily; there is no daily redemption. However, each quarter, pending board approval, the fund will authorize the repurchase of 5%-25% of the outstanding number of shares. Investors may tender all or a portion of their shares during the tender period.

4. An investment in the fund is neither insured nor guaranteed by the U.S. government or by any other entity or institution.

5. For investors subject to the alternative minimum tax, a small portion of fund dividends may be taxable. Distributions of capital gains are generally taxable.

6.    Portfolio of insured municipal securities.

7. These funds are available in two or more variations, including long-term portfolios, portfolios of insured securities, a high-yield portfolio (CA) and limited-term, intermediate-term and money market portfolios (CA and NY).

8. The funds of the Franklin Templeton Variable Insurance Products Trust are generally available only through insurance company variable contracts.

07/06                                              Not part of the annual report

     [LOGO](R)
FRANKLIN TEMPLETON              One Franklin Parkway
    INVESTMENTS                 San Mateo, CA 94403-1906

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ANNUAL REPORT AND SHAREHOLDER LETTER

TEMPLETON FOREIGN FUND

INVESTMENT MANAGER

Templeton Global Advisors Limited

PRINCIPAL UNDERWRITER

Franklin Templeton Distributors, Inc.
1-800/DIAL BEN(R)
franklintempleton.com

SHAREHOLDER SERVICES

1-800/632 -2301

Authorized for distribution only when accompanied or preceded by a prospectus. Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. Like any investment in securities, the value of the Fund's portfolio will be subject to the risk of loss from market, currency, economic, political and other factors. The Fund and its investors are not protected from such losses by the investment manager. Therefore, investors who cannot accept this risk should not invest in shares of the Fund. The prospectus contains this and other information; please read it carefully before investing.

To ensure the highest quality of service, telephone calls to or from our service departments may be monitored, recorded and accessed. These calls can be identified by the presence of a regular beeping tone.

104 A2006 10/06